EXECUTED COPY



                            REVOLVING CREDIT AGREEMENT


                  This AGREEMENT, dated as of May 4, 1995, by and among ADVANTA CORP., a Delaware corporation (hereinafter called the "Company"), ADVANTA NATIONAL BANK, a national banking association ("ANB" and, together with the Company, the "Borrowers"), the lenders parties hereto from time to time (hereinafter each called a "Bank" and collectively called the "Banks," as further defined below), MELLON BANK, N.A., a national banking association, as agent for the Banks under this Agreement (hereinafter in such capacity called the "Agent") and CHEMICAL BANK, THE CHASE MANHATTAN BANK, N.A., NATIONSBANK OF TEXAS, N.A., PNC BANK, N.A. AND SWISS BANK CORPORATION, NEW YORK BRANCH, as Co-Agents;

                              PRELIMINARY STATEMENT:

                  WHEREAS, the Borrowers have requested and the Banks and the Agent are willing to make available to the Borrowers, upon all of the terms and conditions herein set forth, a revolving credit facility;

                  NOW THEREFORE, in consideration of their mutual agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:


                                     ARTICLE I

                             DEFINITIONS; CONSTRUCTION

                  1.01. Certain definitions. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

                  "Active Subsidiary" shall mean any Subsidiary of the
             Company which has, at the time of determination, engaged in any business activity or operations whatsoever (except for any activity related exclusively to the continuation or preservation of its corporate existence), either directly or indirectly and either individually or together with one or more other such Subsidiaries, for or at any time during the Rolling Period immediately preceding the date of determination.

                  "Affected Bank" shall have the meaning set forth in
             Section 2.07(e) hereof.

                  "Affiliate" of a Person (the "Specified Person") shall
             mean (a) any Person which directly or indirectly controls, or is controlled by, or is under common control with, the Specified Person or (b) any director or executive officer





             (or, in the case of a Person which is not a corporation, any individual having analogous powers) of the Specified Person or of a Person which is an Affiliate of the Specified Person within the meaning of the preceding clause (a). For purposes of the preceding sentence, "control" of a Person includes the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" shall mean this Revolving Credit Agreement
             as amended, modified or supplemented from time to time.

                  "Applicable Closing Fee Percentage" shall mean, for each
             Bank, the percentage set forth below opposite the amount of the Initial Commitment Amount of such Bank.

                                                     Applicable Closing
             Initial Commitment Amount                 Fee Percentage

             $25,000,000 or higher                          .06%

             $20,000,000 - $24,999,999                      .045%

             Less than $20,000,000                          .03%


                  "Applicable Facility Fee Percentage" shall mean, for any
             day, (i) .15% for any such day during which the Company Rating Level is 1-7; (ii) .1875% for any such day during which the Company Rating Level is 8; (iii) .20% for any such day during which the Company Rating Level is 9; (iv) .35% for any such day during which the Company Rating Level is 10; and
             (v) .50% for any such day during which the Company Rating Level is 11. Each change in the Applicable Facility Fee Percentage resulting from a change of the Company Rating Level shall become effective on the effective date of such change in the Company Rating Level.

                  "Applicable Margin" for a Borrower shall mean, for any
             day, the percentage set forth below which corresponds to such Borrower's Rating Level in effect on any such day. Each change in a Borrower's Applicable Margin for any Loan which results from a change in such Borrower's Rating Level shall become effective on the effective date of such change in the Borrower's Rating Level.

                  Rating Level                  Percentage

                     1 - 7                         .25%

                     8                             .3125%

                     9                             .425%


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                     10                            .65%

                     11                           1.00%


                  "Applicable Utilization Fee Percentage" of a Borrower
             shall mean, for any day, (i) .10% for any such day during which such Borrower's Rating Level is 1-7; (ii) .125% for any such day during which such Borrower's Rating Level is 8 or 9;
             (iii) .25% for any such day during which such Borrower's Rating Level is 10; and (iv) .50% for any such day during which such Borrower's Rating Level is 11. Each change in a Borrower's Applicable Facility Fee Percentage resulting from a change of such Borrower's Rating Level shall become effective on the effective date of such change in the Borrower's Rating Level.

                  "Assignment Supplement" shall have the meaning assigned
             to such term in Section 9.14(c) hereof.

                  "Assets" of any Person at any time shall mean the assets
             of such Person at such time, determined and consolidated in accordance with GAAP.

                  "Bank" shall mean any of the lenders listed on the
             signature pages hereof, subject to the provisions of Section
             9.14 hereof pertaining to Persons becoming or ceasing to be "Banks" hereunder.

                  "Base Rate" and "Base Rate Option" shall have the
             meanings assigned to those terms in Section 2.07(a)(i) hereof.

                  "Base Rate Loan" shall mean any Loan bearing interest
             under the Base Rate Option.

                  "Business Day" shall mean any day other than a Saturday,
             Sunday, public holiday under the laws of the Commonwealth of Pennsylvania or other day on which banking institutions are authorized or obligated to close in New York or Pennsylvania.

                  "Call Reports" shall mean Consolidated Reports of
             Condition and Income prepared in accordance with rules prescribed by the Federal Financial Institutions Examination Council or any successor thereto.

                  "CERCLIS" shall mean the Comprehensive Environmental
             Response, Compensation and Liability Information System List, as the same may be amended from time to time.

                  "Change of Control" shall mean that Dennis Alter shall
             cease for any reason (other than by reason of death or disability) to serve as Chairman of the Board of Directors of the Company, or shall cease to own directly or indirectly (or







             by or through his estate) at least 10% of the issued and outstanding voting capital stock of the Company.

                  "Closing Date" shall mean May 4, 1995.

                  "CNB" shall mean Colonial National Bank USA, an indirect
             wholly owned (except for directors' qualifying shares) banking Subsidiary of the Company.

                  "Code" shall mean the Internal Revenue Code of 1986, as
             amended and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

                  "Commitment" and "Current Commitment" shall have the
             respective meanings assigned to those terms in Section 2.01 hereof.

                  "Commitment Percentage" of a Bank at any time shall mean
             the Current Commitment of such Bank divided by the Total Current Commitment, computed to eleven decimal places (i.e., one one-billionth of one percent), subject to transfer to another Bank as provided in Section 9.14 hereof.

                  "Consolidated Assets" shall mean the Assets of the
             Company and its Consolidated Subsidiaries, determined and consolidated in accordance with GAAP.

                  "Consolidated EBIT" for any period, with respect to the
             Company and its Consolidated Subsidiaries shall mean the sum of (a) Consolidated Net Income for such period,
             (b) Consolidated Interest Expense for such period,
             (c) charges against income for foreign, federal, state and local income taxes for such period, (d) extraordinary losses to the extent included in determining such Consolidated Net Income, minus (e) extraordinary gains to the extent included in determining such Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Interest Coverage Ratio" for any period
             shall mean the ratio of Consolidated EBIT for such period to Consolidated Interest Expense for such period.

                  "Consolidated Interest Expense" for any period shall
             mean the total interest expense of the Company and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" shall mean the net income from
             continuing operations (after taxes) of the Company and its Consolidated Subsidiaries, determined and consolidated in accordance with GAAP, excluding, however, noncash extraordinary items.







                  "Consolidated Net Worth" shall mean the consolidated
             stockholder's equity of the Company and its Consolidated Subsidiaries, determined and consolidated in accordance with GAAP.

                  "Consolidated Subsidiaries" at any particular time shall
             mean those Subsidiaries of the Company whose accounts are, or should be, consolidated with those of the Company in accordance with GAAP.

                  "Consolidated Tangible Net Worth" shall mean the
             consolidated stockholders' equity of the Company and its Consolidated Subsidiaries, determined and consolidated in accordance with GAAP, except that there shall be deducted therefrom all treasury stock and all Intangibles of the Company and its Consolidated Subsidiaries.

                  "Contingent Obligation" shall mean any and all
             obligations of the Company for Indebtedness of the Company or of any Person, the liability for which is not absolute but is instead dependent upon the occurrence of some event or events including, without limitation, any Guaranty of or by the Company and all undrawn letters of credit issued for the account of the Company for which the Company is otherwise directly or indirectly obligated to make reimbursement upon any drawing thereunder, provided, however, that the term "Contingent Obligation" shall not include the obligations of the Company under the Guaranty Agreement.

                  "Controlled Group Member" shall mean each trade or
             business (whether or not incorporated) which together with either Borrower is treated as a single employer under Sections 4001(a)(14) or 4001(b)(1) of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

                  "Corresponding Source of Funds" shall mean in the case
             of any Euro-Rate Loan, the proceeds of hypothetical receipts by a Notional Euro-Rate Funding Office or by a Bank through a Notional Euro-Rate Funding Office of one or more Dollar deposits in the interbank eurodollar market at the beginning of the Euro-Rate Interest Period applicable to such Loan, having maturities approximately equal to such Interest Period and in an aggregate amount approximately equal to such Loan.

                  "Dollar", "Dollars" and the symbol "$" shall mean lawful
             money of the United States of America.

                  "Double Leverage Ratio" shall mean at any time the ratio
             of (a) the Company's aggregate investment in the capital stock of its Subsidiaries (including the Company's interest in undistributed earnings of its Subsidiaries) plus goodwill of the Company and its Consolidated Subsidiaries as determined in accordance with GAAP to (b) Consolidated Net Worth.







                  "Duff & Phelps" shall mean Duff & Phelps Credit Rating
             Company.

                  "Environment" shall mean (without limitation) all air,
             surface water, water vapor, groundwater, drinking water supply, soil or land, including land surface or subsurface, and includes all fish, wildlife and all other natural resources.

                  "Environmental Affiliate" shall mean, with respect to
             any Person, any other Person whose liability (contingent or otherwise) for any Environmental Claim such Person has retained, assumed or otherwise is liable for (by Law, agreement or otherwise).

                  "Environmental Approvals" shall mean any Governmental
             Action pursuant to or required under any federal, state or local Environmental Law.

                  "Environmental Claim" shall mean, with respect to any
             Person, any action, suit, proceeding, notice, claim, complaint, lien, demand, request for information or other communication (written or oral) by any other Person (including but not limited to any governmental authority, citizens' group or present or former employee of such Person) based upon, alleging, asserting or claiming any actual or potential (a) violation of any Environmental Law, (b) liability under any Environmental Law or (c) liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, material personal injuries, fines or penalties arising out of, based on or resulting from the presence, or release into the Environment, of any Environmental Concern Materials at any location, whether or not owned by such Person.

                  "Environmental Cleanup Site" shall mean any location
             which is listed or proposed for listing on the National
             Priorities List (as defined in 40 C.F.R.   300.5), on CERCLIS
             or on any similar state list of sites requiring investigation or cleanup.

                  "Environmental Concern Materials" shall mean (a) any
             flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product or any substance specified in or regulated by any Environmental Law, (b) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, and (c) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polycholorinated biphenyls, radon, urea formaldehyde, lead containing materials, radiation, heat, noise, and other physical agents.







                  "Environmental Law" shall mean any Law, domestic or
             foreign, whether now existing or subsequently enacted or amended, relating to (a) pollution or protection of the Environment, including natural resources, (b) exposure of Persons, including but not limited to employees, to Environmental Concern Materials, (c) protection of the public safety, health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Environmental Concern Materials or (d) regulation of the use or introduction into commerce of Environmental Concern Materials including their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage or disposal. Without limitation, "Environmental Law" shall also include any Environmental Approval and the terms and conditions thereof.

                  "ERISA" means the Employee Retirement Income Security
             Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

                  "Euro-Rate" and "Euro-Rate Option" shall have the
             meanings assigned to those terms in Section 2.07(a)(ii) hereof.

                  "Euro-Rate Loan" shall mean any Loan bearing interest
             under the Euro-Rate Option.

                  "Event of Default" shall mean any of the Events of
             Default described in Article VII hereof.

                  "Expiration Date" shall be the third anniversary of the
             Closing Date, or if extended in accordance with Section 2.02, such extended date.

                  "Facility Fee" shall have the meaning provided in
             Section 2.05(a).

                  "FDIC" shall mean the Federal Deposit Insurance
             Corporation.

                  "Federal Reserve Board" shall mean the Board of
             Governors of the Federal Reserve System.

                  "Federal Funds Effective Rate" shall have the meaning
             assigned to such term in Section 2.07(a)(i) hereof.

                  "Fitch" shall mean Fitch Investors' Services, Inc.

                  "GAAP" shall mean generally accepted accounting
             principles in the United States of America (as such principles may change from time to time) applied on a consistent basis (except for changes in application with







             which the Company's independent certified public accountants concur), applied both to classification of items and amounts.

                  "Governmental Action" shall have the meaning set forth
             in Section 3.08(b) hereof.

                  "Guaranty" shall mean, with respect to any Person, any
             obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other payment obligation of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness or other payment obligation against loss (whether by virtue of partnership arrangements, by agreement to indemnify, or purchase assets, goods, securities or services, or to take-or-pay or otherwise), provided that the term "Guaranty" does not include endorsements for collection or deposit in the ordinary course of business.

                  "Guaranty Agreement" shall mean the Guaranty and
             Suretyship Agreement to be delivered by the Company pursuant to Section 4.01(b) hereof, as amended, modified or supplemented from time to time.

                  "Indebtedness" of a Person shall mean:

                       (i)  all indebtedness or liability for or on
                  account of money borrowed by, or for or on account of deposits with or advances to, such Person;

                       (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

                       (iii) all indebtedness or liability for or on account of property or services purchased or acquired by such Person except trade accounts that arise in the ordinary course of business but only so long as such trade accounts are payable on customary trade terms;

                       (iv) any amount secured by a Lien on property owned by such Person (whether or not assumed) and capitalized lease obligations of such person (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such capitalized lease to repossession or sale of such property);

                       (v) the face amount of all letters of credit issued for the account of such Person and, without duplication, the unreimbursed amount of all drafts drawn thereunder, and all other obligations of such Person associated with such letters of credit or draws thereon;









                       (vi) all obligations of such Person in respect of acceptances or similar obligations issued for the account of such Person; and

                       (vii) all obligations of such Person due and owing under any interest rate or currency protection agreement, interest rate or currency future, interest rate or currency option, interest rate or currency swap or cap or other interest rate or currency hedge agreement.

                  "Indemnified Parties" shall have the meaning assigned to
             such term in Section 9.06(c) hereof.

                  "Initial Commitment Amount" shall have the meaning set
             forth in Section 2.01 hereof.

                  "Intangibles" shall mean all intangible Assets
             determined in accordance with GAAP, including but not limited to goodwill, organization costs, patents, copyrights, trademarks, trade names, franchises, licenses, research and development expenses, deferred charges (except deferred acquisition costs), leasehold improvements not recoverable at the expiration of leases, and 11% of excess mortgage servicing rights as defined in and determined in accordance with GAAP (it being understood for purposes hereof that 89% of such excess mortgage servicing rights shall be deemed to be tangible Assets) and further including but not limited to write-ups after the date hereof in the value of Assets above historical cost less depreciation or amortization required by GAAP, except for write-ups in the value of (i) marketable securities to the extent permitted by the GAAP valuation principle of "lower of cost or market", and (ii) investments in common stock accounted for by the equity method, to the extent permitted by GAAP.

                  "Insured Subsidiary" shall mean a Subsidiary of the
             Company which is an "insured depository institution" under and as defined in the Federal Deposit Insurance Act (12
             U.S.C.   1813(c)(3)) or any successor statute, provided,
             however, that the term "Insured Subsidiary" shall not include Advanta Financial Corp. until such time as its shareholders' equity first exceeds $50,000,000.

                  "Interest Period" shall have the meaning assigned to
             that term in Section 2.07(b) hereof.

                  "Law" shall mean any law (including common law),
             constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

                  "Lien" shall mean any mortgage, deed of trust, pledge,
             lien, security interest, charge or other encumbrance or







             security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

                  "Loan" shall mean any loan made by a Bank to a Borrower
             under this Agreement, and "Loans" shall mean all Loans made by the Banks under this Agreement.

                  "Loan Documents" shall mean this Agreement, the Notes,
             the Assignment Supplements, the Guaranty Agreement and all other ancillary agreements, instruments, certificates and/or documents which are required to be or are otherwise executed and delivered by a Borrower to the Agent and/or to any Bank in connection with this Agreement, and all other agreements extending, renewing, refinancing or refunding any indebtedness, obligation or liability arising under any of the foregoing, in each case as the same may be amended, supplemented or modified from time to time hereafter.

                  "London Business Day" shall mean a Business Day (as
             herein defined) which is also a day for dealing in deposits in Dollars by and among banks in the London interbank market.

                  "Material Subsidiary" shall mean: (i) ANB and (ii) any
             Subsidiary of the Company which at the time of determination has or had Assets constituting 10% or more of Consolidated Assets at any time during the Rolling Period immediately preceding the date of determination or accounts for 10% or more of Consolidated Net Income for the Rolling Period immediately preceding the date of determination. When used with respect to any transaction or series of related transactions, the term "Material Subsidiary" shall include any Person which, after giving effect thereto, would be a Material Subsidiary.

                  "Maturity Date" shall have the meaning assigned to that
             term in Section 2.07(b) hereof.

                  "Moody's" shall mean Moody's Investors Service, Inc.

                  "month", with respect to a Euro-Rate Interest Period,
             means the interval between Fixed Dates in consecutive calendar months as to such Euro-Rate Interest Period. The "Fixed Date" in a calendar month at the end of any Euro-Rate Interest Period shall mean the day in such calendar month numerically corresponding to the first day of such Euro-Rate Interest Period, except:

                       (i) if there is no such numerically corresponding day in a calendar month, the Fixed Date for such calendar month shall mean the last London Business Day of such calendar month;








                       (ii) if the first day of such Euro-Rate Interest Period is the last day of a calendar month, the Fixed Date for any later calendar month shall mean the last London Business Day of such calendar month; and

                       (iii) otherwise, if a numerically corresponding day in a given calendar month is not a London Business Day, the Fixed Date for such calendar month shall mean the next following day that is a London Business Day but not later than the last London Business Day of such calendar month.

                  "Multiemployer Plan" shall mean at any time any employee
             benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which either Borrower or any Controlled Group Member has or had an obligation to contribute within the preceding six years.

                  "Note" shall mean a promissory note of a Borrower
             executed and delivered under this Agreement, or any note executed and delivered pursuant to Section 2.03 or 2.13 hereof, together with all extensions, renewals, refinancings or refundings in whole or part, all of which are collectively referred to as the "Notes".

                  "Notional Euro-Rate Funding Office" shall have the
             meaning given to that term in Section 2.13(a) hereof.

                  "Office", when used in connection with the Agent, shall
             mean its office located at One Mellon Bank Center, Pittsburgh, Pennsylvania 15258, or at such other office or offices within the United States of the Agent or branch, Subsidiary or Affiliate thereof as may be designated in writing from time to time by the Agent to the Company and the Banks.

                  "Official Body" shall mean any government or political
             subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  "Option" or "Interest Rate Option" shall mean the Base
             Rate Option or the Euro-Rate Option, as the case may be.

                  "Participant" shall have the meaning assigned to such
             term in Section 9.14(b) hereof.

                  "PBGC" means the Pension Benefit Guaranty Corporation
             established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.









                  "Pension-Related Event" shall mean any of the following
             events or conditions:

                       (a) Any action is taken by any Person (i) to terminate, or which would result in the termination of, a Plan, either pursuant to its terms or by operation of law (including, without limitation, any amendment of a Plan which would result in a termination under Section 4041(e) of ERISA), other than in a "standard termination" under Section 4041(b) of ERISA or (ii) to have a trustee appointed for a Plan pursuant to Section 4042 of ERISA;

                       (b) PBGC notifies any Person of its determination that an event described in Section 4042 of ERISA has occurred with respect to a Plan, that a Plan should be terminated, or that a trustee should be appointed for a Plan;

                       (c) Any Reportable Event occurs with respect to a Plan;

                       (d) Any action occurs or is taken which could result in either Borrower becoming subject to liability for a complete or partial withdrawal by any Person from a Multiemployer Plan (including, without limitation, seller liability incurred under Section 4204(a)(2) of ERISA), or a Borrower or any Controlled Group Member receives from any Person a notice or demand for payment on account of any such alleged or asserted liability; or

                       (e) (i) There occurs any failure to meet the minimum funding standard under Section 302 of ERISA or
                  Section 412 of the Code with respect to a Plan, or any tax return is filed showing any tax payable under
                  Section 4971(a) of the Code with respect to any such failure, or either Borrower or any Controlled Group Member receives a notice of deficiency from the Internal Revenue Service with respect to any alleged or asserted such failure, and the aggregate amount of unpaid or delinquent contributions exceeds $100,000 and continues uncured for 30 days after the Company has knowledge or receives notice thereof from the Internal Revenue Service or the Agent or (ii) any request is made by any Person for a variance from the minimum funding standard, or an extension of the period for amortizing unfunded liabilities, with respect to a Plan.

                  "Permitted Lien" shall mean a Lien permitted by Section
             6.02 hereof.

                  "Person" or "person" shall mean an individual,
             corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, government (including







             political subdivisions), governmental authority or agency, or any other entity.

                  "Plan" means any employee pension benefit plan within
             the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) covered by Title IV of ERISA by reason of
             Section 4021 of ERISA, of which either Borrower or any Controlled Group Member is or has been within the preceding five years a "contributing sponsor" within the meaning of
             Section 4001(a)(13) of ERISA, or which is or has been within the preceding five years maintained for employees of either Borrower or any Controlled Group Member.

                  "Postretirement Benefits" shall mean any benefits, other
             than retirement income, provided by the Company and its Subsidiaries to retired employees, or to their spouses, dependents or beneficiaries, including, without limitation, group medical insurance or benefits, or group life insurance or death benefits.

                  "Postretirement Benefit Obligation" shall mean that
             portion of the actuarial present value of all Postretirement Benefits expected to be provided by the Company and its Subsidiaries which is attributable to employees' service rendered to the date of determination (assuming that such liability accrues ratably over an employee's working life to the earlier of his date of retirement or the date on which the employee would first become eligible for full benefits), reduced by the fair market value as of the date of determination of any Assets which are segregated from the Assets of the Company or a Subsidiary and which have been restricted so that they cannot be used for any purpose other than to provide Postretirement Benefits or to defray related expenses.

                  "Potential Default" shall mean any event or condition
             which with notice, passage of time or a determination by the Agent, or any combination of the foregoing, would constitute an Event of Default.

                  "Primary Federal Regulator," when used with respect to
             an Insured Subsidiary, shall mean the "appropriate Federal banking agency" for such Insured Subsidiary under and as defined in the Federal Deposit Insurance Act, as amended (12
             U.S.C.   1813(q)), or any successor statute.

                  "Pro Rata" shall mean from or to each Bank in proportion
             to its Commitment Percentage.

                  "Purchasing Bank" shall have the meaning assigned to
             such term in Section 9.14(c) hereof.

                  "RAP" shall mean regulatory accounting principles as in
             effect from time to time.







                  "Rating Level" of a Borrower shall mean the number set
             forth below in the column entitled "Rating Level" which corresponds to the ratings assigned to the senior long-term unsecured debt of such Borrower by Moody's, S&P, Fitch, Duff & Phelps or Thomson's. If ANB's long-term senior unsecured debt is not rated by any of the foregoing, then the ratings of the Company's long-term senior unsecured debt will be used to determine the Rating Level of both the Company and ANB.
             If the Company (or ANB, if applicable) is rated by two or more agencies and different Rating Levels result, then the Rating Level shall be that which corresponds to the lower of the two highest ratings. Each change in a Borrower's Rating Level shall take effect on the effective date of any change in the Company's (or ANB's, if applicable) long-term senior unsecured debt rating.

                             Senior Debt Ratings of Company
                               (or of ANB, if applicable)

             Rating                                  Duff &
             Level     Moody's   S&P       Fitch     Phelps    Thomson's

             1         Aaa       AAA       AAA       AAA       AAA
             2         Aa1       AA+       AA+       AA+       AA+
             3         Aa2       AA        AA        AA        AA
             4         Aa3       AA-       AA-       AA-       AA-
             5         A1        A+        A+        A+        A+
             6         A2        A         A         A         A
             7         A3        A-        A-        A-        A-

             8         Baal      BBB+      BBB+      BBB+      BBB+
             9         Baa2      BBB       BBB       BBB       BBB

             10        Baa3      BBB-      BBB-      BBB-      BBB-

             11        Below     Below     Below     Below     Below
                       Baa3      BBB-      BBB-      BBB-      BBB-
                       or Not    or Not    or Not    or Not    or Not
                       Rated     Rated     Rated     Rated     Rated

                  "Reportable Event" means (i) a reportable event
             described in Section 4043 of ERISA and regulations thereunder for which the thirty-day notice period has not been waived,
             (ii) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in
             Section 4063(b) of ERISA, (iii) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in Section 4068(f) of ERISA or (iv) a failure to make a required installment or other payment with respect to a Plan when due in accordance with Section 412 of the Code or
             Section 302 of ERISA which causes the total unpaid balance of missed installments and payments (including unpaid interest) to exceed $750,000.







                  "Register" shall have the meaning provided in Section
             9.14(d).

                  "Required Banks" shall mean, as of any date, Banks which
             have made Loans constituting, in the aggregate, at least
             66 2/3% of the principal amount of Loans outstanding on such date, or if no Loans are outstanding on such date, Banks which have Current Commitments constituting, in the aggregate, at least 66 2/3% of the Total Current Commitments of all the Banks.

                  "Responsible Officer" of a Borrower shall mean the Chief
             Executive Officer, Chief Financial Officer, President, Treasurer or Controller of such Borrower, or such other officer or officers of such Borrower as such Borrower may designate from time to time and otherwise acceptable to the Agent.

                  "Rolling Period" shall mean with respect to any fiscal
             quarter, such fiscal quarter and the three immediately preceding fiscal quarters considered as a single accounting period.

                  "Set" of Loans shall mean those Loans made concurrently
             by the Banks hereunder requested by a Borrower to be made on a given day, having the same Maturity Date and bearing interest at the same Interest Rate Option.

                  "S&P" shall mean Standard & Poor's Ratings Group.

                  "Standard Notice" shall mean an irrevocable notice
             provided to the Agent on a Business Day which is

                       (i) the same Business Day in the case of any Set of Base Rate Loans;

                       (ii) at least three London Business Days in advance
                  in the case of any Set of Euro-Rate Loans.

             Standard Notice must be provided on or before 12:00 o'clock noon, Pittsburgh time, on the last day permitted for such notice.

                  "Stock Payment" by any Person shall mean any dividend,
             distribution or payment of any nature (whether in cash, securities, or other property) on account of or in respect of any shares of the capital stock (or warrants, options or rights therefor) of such Person, including but not limited to any payment on account of the purchase, redemption, retirement, defeasance or acquisition of any shares of the capital stock (or warrants, options or rights therefor) of such Person, in each case regardless of whether required by the terms of such capital stock (or warrants, options or rights) or any other agreement or instrument.







                  "Subsidiary" with respect to any Person shall mean any
             corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which a majority (by number of shares or number of votes) of any class of outstanding capital stock normally entitled to vote or other ownership interest having ordinary voting power is at the time as of which any determination is being made, owned or controlled directly or indirectly by such Person or by such Person and one or more Subsidiaries of such Person, provided, however, that any entity in which a Person has made any equity investment which qualifies as an equity investment under venture capital accounting principles is specifically excluded for all purposes of this definition.

                  "Thomson's" shall mean Thomson BankWatch.

                  "Total Commitment" or "Total Current Commitment" shall
             have the meaning assigned to such term in Section 2.01 hereof.

                  "Total Liabilities" at any time shall mean the "total
             liabilities" of the Company and all Uninsured Subsidiaries at such time, determined in accordance with GAAP.

                  "Uninsured Subsidiaries" of the Company shall mean all
             Subsidiaries of the Company which are not Insured
             Subsidiaries.

                  "Utilization Fee" shall have the meaning provided in
             Section 2.05(b).

                  1.02. Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole, and "or" has the inclusive meaning represented by the phrase "and/or". References in this Agreement to "determination" by the Agent or the Banks or any Bank include good faith estimates by the Agent or the Banks or any Bank (in the case of quantitative determinations) and good faith beliefs by the Agent or the Banks or any Bank (in the case of qualitative determinations). The words "hereof", "herein", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified. All of the times set forth herein shall, unless otherwise expressly noted, refer to the time in Pittsburgh, Pennsylvania.

                  1.03. GAAP/RAP. Notwithstanding the definitions of GAAP and RAP contained herein, if any change in GAAP or RAP, as







        the case may be, after the date of this Agreement is or shall be required to be applied to transactions then or thereafter in existence, and (a) a violation of one or more provisions of this Agreement shall have occurred (or in the opinion of the Agent or the Company would be likely to occur) which would not have occurred or be likely to occur if no change in accounting principles had taken place or (b) the effect of such change is or shall likely be to distort materially the effect of any of the definitions of financial terms in Article I hereof or any of the covenants of the Borrowers so that the intended economic effect thereof will not in fact be accomplished, the Borrowers and the Banks agree in such event to negotiate in good faith an amendment of this Agreement which shall approximate to the extent possible the economic effect of the original provisions after taking into account such change in GAAP or RAP, as the case may be. If in the event of any such change in GAAP or RAP the Borrowers and the Banks shall be unable to agree on an amendment of this Agreement as provided in the preceding sentence, then for purposes of the provision or provisions so affected, GAAP or RAP, as the case may be, shall mean GAAP or RAP as in effect prior to such change.


                                    ARTICLE II

                                    THE CREDITS

                  2.01. Revolving Credit Loans. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank severally agrees (such agreement being herein called such Bank's "Commitment") to make Loans to the Company or to ANB at any time or from time to time on or after the Closing Date and to but not including the earlier of the Expiration Date or the termination of the Commitment of such Bank, in a combined aggregate principal amount for both Borrowers not exceeding at any one time outstanding the amount of such Bank's Current Commitment. The "Current Commitment" of each Bank at any time shall mean the "Initial Commitment Amount" set opposite its name below as such amount may have been reduced under Section 2.06 hereof at such time, and subject to transfer to another Bank as provided in Section 9.14 hereof. Each Set of such Loans shall be made Pro Rata by the Banks in accordance with the Commitment Percentage of each Bank:

                                                                Approximate
                                                   Initial        Initial
                                                 Commitment     Commitment
        Name of Bank                               Amount       Percentage

        Mellon Bank, N.A.                       $30,000,000       5.88235%
        The Chase Manhattan Bank, N.A.           25,000,000       4.90196
        Chemical Bank                            25,000,000       4.90196
        NationsBank of Texas, N.A.               25,000,000       4.90196
        PNC Bank, National Association           25,000,000       4.90196








        Swiss Bank Corporation,
          New York Branch                        25,000,000       4.90196
        CIBC Inc.                                20,000,000       3.92157
        The First National Bank of Chicago       20,000,000       3.92157
        Shawmut Bank Connecticut, N.A.           20,000,000       3.92157
        The Bank of New York                     15,000,000       2.94118
        The Bank of Tokyo Trust Company          15,000,000       2.94118
        Commerzbank AG, New York Branch          15,000,000       2.94118
        Caisse Nationale de Credit Agricole      15,000,000       2.94118
        Deutsche Bank AG, New York
          and/or Cayman Islands Branches         15,000,000       2.94118
        Dresdner Bank AG, New York
          and Grand Cayman Branches              15,000,000       2.94118
        First Hawaiian Bank                      15,000,000       2.94118
        First Interstate Bank of California      15,000,000       2.94118
        Harris Trust and Savings Bank            15,000,000       2.94118
        Lloyds Bank Plc                          15,000,000       2.94118
        Meridian Bank                            15,000,000       2.94118
        Morgan Guaranty Trust
          Company of New York                    15,000,000       2.94118
        Union Bank                               15,000,000       2.94118
        Bank of America Illinois                 10,000,000       1.96078
        The Bank of California, N.A.             10,000,000       1.96078
        Credit Suisse                            10,000,000       1.96078
        The Dai-Ichi Kangyo Bank, Ltd.,
          New York Branch                        10,000,000       1.96078
        The First National Bank of Maryland      10,000,000       1.96078
        LaSalle National Bank                    10,000,000       1.96078
        The Northern Trust Company               10,000,000       1.96078
        Union Bank of Switzerland                10,000,000       1.96078
        Westdeutsche Landesbank
          Girozentrale, New York and
          Cayman Islands Branches                10,000,000       1.96078
        The Yasuda Trust & Banking Co., Ltd.     10,000,000       1.96078


        Total Commitment                       $510,000,000     100.00000%


        Within such limits of time and amount and subject to the provisions of this Agreement, the Company and ANB may borrow, repay and reborrow hereunder. The aggregate Current Commitments of all the Banks at any time is sometimes referred to as the "Total Commitment" or "Total Current Commitment".

                  2.02. Extension of Expiration Date. (a) Provided that no Potential Default or Event of Default shall have occurred and be continuing, the Company may, prior to the date of each of the first and second anniversaries of the Closing Date hereof (each an "Anniversary Date"), request that the then effective Expiration Date be extended (in each case) for one additional year by providing written notice to the Agent requesting such extension not earlier than 120 days nor later than 90 days before each such Anniversary Date hereof (each an "Extension Request") . Any







        Extension Request shall be accompanied by a certificate of a Responsible Officer of the Company (an "Extension Certificate"), dated the date of such Extension Request, to the effects that (1) the representations and warranties of the Company contained in
        Article III hereof (except for Sections 3.06, 3.15 and 3.19 hereof, which are made solely as of the Closing Date) are true and correct in all material respects on and as of the date of such Extension Request and (2) no Potential Default or Event of Default has occurred and is continuing. The Agent shall, promptly upon its receipt of any Extension Request, notify the Banks of such request. At least thirty days prior to such Anniversary Date, each Bank shall provide the Agent with written notice of its approval or denial of the Company's Extension Request which approval or denial shall be in the sole and absolute discretion of each Bank (it being understood that the failure of any Bank to provide such notice shall be deemed a rejection of the Extension Request). Promptly upon receipt of such notice (or deemed notice) from each Bank, the Agent shall notify the Company of the approval or denial by each Bank of the Extension Request.

                  (b) Any extension of the Expiration Date shall be effective only if approved by the Required Banks and shall be binding only upon the Banks approving such Extension Request.
        Upon the approval of the Required Banks of any Extension Request, but effective on the then effective Expiration Date, and provided that no Potential Default or Event of Default shall then have occurred and be continuing, the Expiration Date shall be automatically extended for a period of one year from the then effective Expiration Date to the extent of the Current Commitments of the Banks approving such extension. Failure of the Agent to receive notice from the Company to the contrary before the date of such extension shall constitute a representation and warranty by the Company to the same effects as the Extension Certificate but as of the date of such extension. In the event any Bank denies (or is deemed to have denied) an Extension Request (each a "Non-Extending Bank") which is otherwise approved by the Required Banks then on the then scheduled Expiration Date or on such earlier date as the Company may request, (i) such Non-Extending Bank's Commitment shall terminate and taking into account any purchase of the Notes of such Non-Extending Bank by a Replacement Bank as provided below, the Borrowers shall pay to the Agent for distribution to such Non-Extending Bank, the unpaid principal balance of the Loans of such Non-Extending Bank together with accrued and unpaid interest, fees or other amounts due such Non-Extending Bank pursuant to this Agreement; and (ii) the Company may request another Bank or Banks (each a "Replacement Bank") or, with the prior consent of the Agent (which consent shall not be unreasonably withheld), other bank or banks (each, also a "Replacement Bank") to assume all or part of the Commitment of such Non-Extending Bank. Upon any part of the Commitment of a Non-Extending Bank being assumed by a Replacement Bank, such Replacement Bank shall, to the extent of the Commitment it has so assumed, purchase the Notes of such Non-Extending Bank, which shall sell the same without recourse or warranty (except as to the







        amount due thereon, its title to such Notes and its right to sell the same) to such Replacement Bank at a price in immediately available funds equal to the outstanding principal amount of the Loans of the Non-Extending Bank assumed whereupon (a) the then effective Expiration Date with respect to the Commitment assumed shall be extended for the period requested by the Company (effective and subject to the conditions as aforesaid), (b) each Replacement Bank, if applicable, shall be deemed to be a "Bank" for purposes of this Agreement, (c) the Borrowers shall pay to the Non-Extending Bank accrued and unpaid interest, fees and any other amounts due such Non-Extending Bank hereunder with respect to its Notes and Commitment (except with respect to any portion thereof retained by the Non-Extending Bank) and (d) each Non-Extending Bank shall cease to be a "Bank" for purposes of this Agreement (except with respect to any unpaid principal, interest, fees or other amounts accrued but not then due on any portion of its Commitment and Notes it has retained and to its rights hereunder to be reimbursed for costs and expenses, and to indemnification with respect to matters attributable to events, acts or conditions occurring prior to such assumption and purchase) and shall no longer have any obligations hereunder.

                  2.03. The Notes. The obligations of each of the Company and ANB to repay the aggregate unpaid principal amount of the Loans made by each Bank to such Borrower hereunder and to pay interest thereon shall be evidenced in part by a single promissory note of such Borrower for each Bank dated on or prior to the Closing Date in substantially the form attached hereto as Exhibit A or Exhibit B, as the case may be, with the blanks appropriately filled and payable to the order of the Bank in the amount of the lesser of such Bank's Commitment or the unpaid principal amount of all Loans made to such Borrower by such Bank. The outstanding principal amount of each Note and of each Loan, the unpaid interest accrued thereon, the interest rate or rates applicable and the Interest Period applicable to each Loan shall be determined from the Agent's records, which shall be presumed correct absent manifest error. The executed Notes shall be delivered by the Borrowers to the Agent on or prior to the Closing Date, and the Agent shall promptly furnish such Notes to the respective Banks.

                  2.04. Making of Revolving Loans. (a) Whenever a Borrower desires that the Banks make a Set of Loans to such Borrower hereunder, it shall give Standard Notice thereof to the Agent setting forth the following information substantially in the form of Loan Request attached hereto as Exhibit C:

                  (i) The date, which shall be a Business Day, on which
             such Loans are to be made;

                  (ii) The Interest Rate Option applicable to such Set of
             Loans, selected in accordance with Section 2.07(a) hereof;









                  (iii) The Interest Period to apply to such Set of Loans,
             selected in accordance with Section 2.07(b) hereof; and

                  (iv) The total principal amount of such Set of Loans,
             selected in accordance with Section 2.07(c) hereof.

        Standard Notice having been so given, the Agent shall promptly advise each Bank of the information set forth therein and of the amount of such Bank's Loan. On the date specified in such Notice each Bank shall make the proceeds of its Loan available to the Borrower so requesting at the Agent's Office no later than 2:30 o'clock p.m., in funds immediately available at such Office. The failure of any Bank to fund any Loan required of such Bank hereunder shall not impose any increases in the obligations of the other Banks hereunder, but such failure shall not relieve the other Banks of their obligations to lend hereunder. The proceeds of each Set of Loans may be applied by the Agent in whole or in part ratably against amounts then due and payable by such Borrower to the Agent or any Bank hereunder.

                  (b) Absent contrary notice from the Borrower by 12:00 o'clock noon, three Business Days prior to any Maturity Date of a set of Loans of such Borrower, such Borrower shall, at the Agent's option, be deemed to have given the Agent notice at such time pursuant to Section 2.04(a) hereof to the effect that such Borrower requests that the Banks make a Set of Loans to such Borrower on such Maturity Date at the Base Rate Option (1) in an aggregate principal amount equal to the aggregate principal amount of the Loans of such Borrower becoming due and payable on such Maturity Date and (2) having an Interest Period of seven days or, if less, equal to the number of days remaining until the Expiration Date.

                  2.05.  Facility Fee; Utilization Fee; Closing Fee.

                  (a) Facility Fee. The Company agrees as a consideration for the Commitments of the Banks hereunder, to pay to the Agent for the Pro Rata account of the Banks, a facility fee (the "Facility Fee") for the period from the Closing Date to and including the Expiration Date calculated (based on a year of 360 days and actual days elapsed) at a rate per annum equal to (and in the amount of) the Applicable Facility Fee Percentage of the daily average aggregate Current Commitments in effect during the calendar quarter (or other period, if shorter than a calendar quarter) for which the Facility Fee is to be determined. The Facility Fee shall be payable quarterly in arrears beginning on July 1, 1995 (for the period from the Closing Date through June 30, 1995) and on the first day of each October, January, April and July thereafter, and on the Expiration Date or the date of complete termination of the Commitments of the Banks hereunder, in each case for the immediately preceding calendar quarter or other period for which such fee has not been paid.









                  (b) Utilization Fee. Each Borrower agrees as a consideration for the Commitments of the Banks hereunder and in addition to any other fees payable by the Borrowers pursuant hereto, to pay to the Agent for the Pro Rata account of the Banks, for each day from the Closing Date to and including the Expiration Date on which the aggregate principal amount of all Loans to both Borrowers outstanding hereunder exceeds 50% of the Total Current Commitments on such day, a utilization fee (the "Utilization Fee") equal to (and in the amount of) (i) one three hundred sixtieth (1/360) times (ii) the product of (A) such Borrower's Applicable Utilization Fee Percentage for such day, times (B) the aggregate principal amount of all Loans to such Borrower outstanding hereunder on such day, provided, however, that no Utilization Fee shall be payable for, and there shall be excluded from the calculation of the Utilization Fee, any day on which the aggregate principal amount of all Loans to both Borrowers outstanding hereunder is 50% or less of the Total Current Commitments on such day. The Utilization Fee shall be payable quarterly in arrears beginning on July 1, 1995 (for the period from the Closing Date through June 30, 1995) and on the first day of each October, January, April and July thereafter, and on the Expiration Date or the date of complete termination of the Commitments of the Banks hereunder, in each case for the immediately preceding calendar quarter or other period for which such Utilization Fee has not been paid.

                  (c)  Closing Fee.  The Company agrees, as a
        consideration for the Commitments of the Banks hereunder and in addition to all other fees payable by the Company pursuant hereto, to pay to the Agent on or before the Closing Date, for the account of each Bank a closing fee (the "Closing Fee") in an aggregate amount equal to the Applicable Closing Fee Percentage for each such Bank multiplied by the Initial Commitment Amount of each such Bank.

                  2.06. Termination or Reduction. The Company may at any time at which there are no Loans outstanding hereunder terminate in whole the Total Current Commitments of the Banks or at any time or from time to time terminate Pro Rata in part the Current Commitments of the Banks to an amount not less than the sum of the aggregate principal amount of the Loans then outstanding plus the principal amount of all Loans not yet made as to which notice has been given by the Company or ANB under Section 2.04, in either case by giving not less than ten (10) Business Days' prior written or telephonic notice confirmed in writing to the Agent; provided that any such partial termination shall be in a minimum aggregate amount of $1,000,000 or an integral multiple thereof; and provided further that the minimum Total Current Commitments shall be at least $51,000,000 after giving effect to any partial termination. After each such partial termination, the Facility Fee shall be calculated upon the amount of the Total Current Commitments of the Banks as so reduced. Any partial or complete termination of the Current Commitments pursuant hereto shall be permanent and irrevocable and may not thereafter be reinstated.







                  2.07.  Interest Rates; Maturity Periods; Transactional
        Amounts.

                  (a) Optional Basis of Borrowing. Each Loan shall bear interest for each day until due on a single basis selected by the respective Borrower from among the Interest Rate Options set forth below, it being understood that subject to the provisions of this Agreement all Loans within a single Set of Loans shall be subject to the same Option, but the Borrowers may select different Options to apply simultaneously to different Sets of Loans:

                  (i) Base Rate Option: A rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be) for each day equal to the Base Rate for such day, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate. "Base Rate", as used herein, shall mean the interest rate per annum equal to the higher of: (A) the Prime Rate for such day; or (B) the Federal Funds Effective Rate for such day plus 1/2 of 1%. As used herein "Prime Rate" shall mean that rate of interest per annum announced from time to time by Mellon Bank, N.A. as its Prime Rate. The Prime Rate may be greater or less than other interest rates charged by Mellon Bank, N.A. (or any of the Banks) to other borrowers and is not solely based or dependent upon the interest rate which Mellon Bank, N.A. (or any other Bank) may charge a particular borrower or class of borrowers. "Federal Funds Effective Rate" for any day, as used herein, shall mean the rate per annum (rounded upward to the nearest 1/100 of 1%) determined by the Agent (which determination shall be conclusive) to be the rate per annum announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day under circumstances that are temporary, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced. The Agent shall promptly notify the Company and each Bank of each change in the Base Rate and the effective date thereof, but any failure of the Agent to so notify shall not relieve the Borrowers of their obligations hereunder or under the Notes.

                  (ii) Euro-Rate Option: A rate per annum (based on a year of 360 days and actual days elapsed) for each day equal to the Euro-Rate for such day plus the Applicable Margin. "Euro-Rate" for any day, as used herein, shall mean for each Set of Euro-Rate Loans corresponding to a proposed or







             existing Euro-Rate Interest Period the rate of interest (which shall be the same for each day in such Euro-Rate Interest Period) determined in good faith by the Agent (which determination shall be conclusive) to be the rate per annum for deposits in Dollars offered to the Agent in the London interbank market at approximately 11:00 o'clock a.m., London time, two London Business Days prior to the first day of such Euro-Rate Interest Period for delivery on the first day of such Euro-Rate Interest Period in amounts comparable to the amount of such Set of Euro-Rate Loans and for a period comparable to such Euro-Rate Interest Period. The Agent shall give prompt notice to the Company and the Banks by telephone, telecopier or facsimile of the Euro-Rate so offered or adjusted from time to time and the Agent's determination thereof shall be conclusive in the absence of manifest error.

        Without limiting the effect of Sections 4.02(c) and 2.07(d) hereof, a Borrower may not select the Euro-Rate Option during the continuance of any Event of Default.

                  (b) Interest Periods. At any time when a Borrower shall request the Banks to make a Set of Loans, such Borrower shall specify the term of such Loans (the "Interest Period" of such Set of Loans) within the limitations set forth in the chart below:

             Type of Loan        Available Interest Periods

             Base Rate Loan      Any number of days not exceeding the
                                 number of days remaining until the
                                 Expiration Date ("Base Rate Interest
                                 Period")

             Euro-Rate Loan      One, two, three or six months ("Euro-Rate
                                 Interest Period")

        provided, that:

                  (i) Each Base Rate Interest Period beginning before the Expiration Date, which would otherwise end after the Expiration Date, shall instead end on the Expiration Date;

                  (ii) Each Base Rate Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day is after the Expiration Date in which event such Base Rate Interest Period shall end on the immediately preceding Business Day;

                  (iii) Each Euro-Rate Interest Period shall begin on a London Business Day, and the duration of each Euro-Rate Interest Period shall be determined in accordance with the definition of the term "month" herein;







                  (iv) Notwithstanding any other provision of this Agreement, a Borrower may not fix an Interest Period which would end after the Expiration Date;

                  The principal amount of each Loan shall be due and payable on the last day of the Interest Period corresponding thereto (the "Maturity Date" therefor). Subject to Section 2.02 hereof, the principal amount of all Loans, together with accrued and unpaid interest thereon, shall be due and payable on the Expiration Date.

                  (c) Transactional Amounts. Every request for a Set of Loans and every prepayment of a Set of Loans shall be in a principal amount such that after giving effect thereto the principal amount of such Set of Loans shall be as set forth in the table below:

             Type of Loan        Allowable Principal Amounts

             Base Rate Loan      $10,000,000 plus an integral multiple of
                                 $1,000,000

             Euro-Rate Loan      $10,000,000 plus an integral multiple of
                                 $1,000,000

                  (d) Interest After Maturity. After the principal amount of any Loan shall have become due (on a Maturity Date, the Expiration Date, by acceleration or otherwise), such Loan shall bear interest for each day until paid (before and after judgment) at a rate per annum (based on a year of 365 or 366 days, as the case may be) which shall be 2% above the then current Base Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in such Base Rate.

                  (e)  Euro-Rate Unascertainable; Impracticability.  If

                  (i) on any date on which a Euro-Rate would otherwise be set the Agent (in the case of A or B below) or any Bank (in the case of C below) shall have in good faith determined (which determination shall be conclusive) that:

                       (A) adequate and reasonable means do not exist for
                  ascertaining such Euro-Rate,

                       (B) a contingency has occurred which materially and
                  adversely affects the London interbank market, or

                       (C) the effective cost to such Bank of funding a
                  proposed Euro-Rate Loan from a Corresponding Source of Funds shall exceed the Euro-Rate applicable to such Loan, or









                  (ii) at any time any Bank shall have determined in good faith (which determination shall be conclusive) that the making, maintenance or funding of any Euro-Rate Loan has been made impracticable or unlawful by compliance by such Bank or a Notional Euro-Rate Funding Office of such Bank in good faith with any Law or guideline or interpretation or administration thereof by an Official Body charged with the interpretation or administration thereof or with any request or directive of any such Official Body (whether or not having the force of law);

        then, and in any such event, such Bank, if other than the Agent, may notify the Agent and the Agent shall notify the Company of such determination. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given to the Company) the obligation of the Banks to allow the Borrowers to select the Euro-Rate Option shall be suspended until the Agent shall have later notified the Company of the Agent's or such Bank's determination, as the case may be, (which determination shall be conclusive) that the circumstances giving rise to such previous determination no longer exist.

                  If a Bank notifies the Agent of a determination under subsection (ii) of this Section 2.07(e), all Euro-Rate Loans of such Bank (the "Affected Bank") then outstanding shall automatically be converted to the Base Rate Option as of the date specified in such notice, and accrued interest thereon shall be due and payable on such date.

                  If at the time the Agent or a Bank makes a determination under this Section 2.07(e) a Borrower has previously notified the Agent that it wishes the Banks to make a Set of Euro-Rate Loans but such Loans have not yet been made, such notification shall be deemed to request the making of Base Rate Loans instead of Euro-Rate Loans with respect to such Set of Loans or, in the case of a determination under Section 2.07(e)(i)(C) or 2.07(e)(ii), the Loan of the Affected Bank.

                  2.08. Prepayments. Each Borrower shall have the right at its option from time to time to prepay any Set of Loans in whole or in part upon at least: (i) one Business Day's prior written notice to the Agent in the case of any Set of Base Rate Loans; and (ii) subject to the provisions of Section 2.11(b) hereof, three Business Days' prior written notice to the Agent in the case of any Set of Euro-Rate Loans. Whenever a Borrower desires to prepay any part of any Set of Loans, it shall provide the foregoing notice, which shall be irrevocable, to the Agent setting forth the following information:

                  (a) The date, which shall be a Business Day, on which the proposed prepayment is to be made;










                  (b) The Maturity Date, principal amount of, and Interest Rate Option applicable to, the Set of Loans to be prepaid; and

                  (c)  The principal amount selected in accordance with
             Section 2.07(c) hereof to be prepaid.

        Such notice must be provided no later than 12:00 noon on the last day permitted for such notice. Upon receiving the foregoing notice, the Agent shall promptly advise each Bank of the information set forth therein and on the date specified in such notice the principal amount of the Set of Loans specified in such notice, together with interest on such principal amount to such date, shall be due and payable.

                  2.09. Interest Payment Dates. Interest on each Set of Base Rate Loans shall be due and payable on the Maturity Date thereof and on each March 31, June 30, September 30 and December 31 during the applicable Interest Period. Interest on each Set of Euro-Rate Loans shall be due and payable on the Maturity Date thereof and, if the corresponding Euro-Rate Interest Period is longer than three months, also every third month during such Interest Period or, in the case of any prepayment, on the date specified for such prepayment pursuant to Section 2.08(a) hereof or specified for a required prepayment of Euro-Rate Loans in a notice to be provided pursuant to Section 2.07(e) hereof. After maturity of any Set of Loans (on a Maturity Date, Expiration Date, by acceleration or otherwise), interest on such Loans shall be due and payable on demand.

                  2.10.  Pro Rata Treatment; Payments Generally.

                  (a) Pro Rata Treatment. Each Set of Loans hereunder shall be made, and all payments made in respect of principal, interest, Facility Fees and Utilization Fees due from the Borrowers hereunder or under the Notes shall be applied, Pro Rata from and to each Bank, except for payments of interest involving an Affected Bank as provided in Section 2.07(e) hereof and payments to a Bank subject to a withholding deduction under
        Section 2.12(c) hereof.

                  (b) Payments Generally. All payments and prepayments to be made by the Borrowers in respect of principal, interest, fees, indemnity, expenses or other amounts due from the Borrowers hereunder or under any Loan Document shall be payable in Dollars at 12:00 o'clock noon, Pittsburgh time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue, without setoff, counterclaim, withholding or other deduction of any kind or nature, except for payments to a Bank subject to a withholding deduction under Section 2.12(c) hereof and except that the principal amount of any Loans then due by a Borrower to the Banks shall automatically be set off against the principal amount of any Loans then due from the Banks to such







        Borrower hereunder as provided in Section 2.04. Except for payments expressly provided herein to be made directly to a Bank, such payments shall be made to the Agent at its Office in Dollars in funds immediately available at such Office, and payments expressly provided herein to be made directly to a Bank shall be made to the applicable Bank at such domestic account as it shall specify to the Company from time to time in Dollars in funds immediately available at such account. Any payment or prepayment received by the Agent or such Bank after 12:00 o'clock Noon, Pittsburgh time, on any day shall be deemed to have been received on the next succeeding Business Day. The Agent shall distribute to the Banks all such payments received by it from the Borrowers as promptly as practicable after receipt by the Agent.

                  (c) Interest on Overdue Amounts. To the extent permitted by Law, after there shall have become due (on a Maturity Date, Expiration Date, by acceleration or otherwise) interest, fees, indemnity, expenses or any other amounts due from the Borrowers hereunder or under any other Loan Document (excluding overdue principal, which shall bear interest as described in
        Section 2.07(d) hereof, but including interest payable under this
        Section 2.10), such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum (based on a year of 365 or 366 days, as the case may be) 2% above the then current Base Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate.

                  2.11.  Additional Compensation in Certain Circumstances.

                  (a) Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital Adequacy Requirements, Expenses, etc. If any Law or guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive of any Official Body (whether or not having the force of law) now existing or hereafter adopted:

                  (i) subjects any Bank or any Notional Euro-Rate Funding Office of such Bank to any tax not applicable on the date hereof or changes the basis of taxation with respect to this Agreement, the Notes held by such Bank, the Loans or payments by the Borrowers of principal, interest, Facility Fee, Utilization Fee or other amounts due from the Borrowers hereunder or under the Notes (except for taxes on the overall net income of such Bank or such Notional Euro-Rate Funding Office imposed by the jurisdiction in which the Bank's principal office or Notional Euro-Rate Funding Office is located),

                  (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets held by, credit extended by, deposits with or for the account of, or other acquisition of funds by, any Bank or any Notional







             Euro-Rate Funding Office of such Bank (other than requirements included in Section 2.11(c) below),

                  (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against Assets (funded or contingent) of, or credit or commitments to extend credit by, any Bank or any Notional Euro-Rate Funding Office, or
             (B) otherwise applicable to the obligations of any Bank or Notional Euro-Rate Funding Office under this Agreement, or

                  (iv) imposes upon any Bank or any Notional Euro-Rate Funding Office of such Bank any other condition or expense with respect to this Agreement, the Notes held by such Bank or its making, maintenance or funding of any Loans;

        and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon such Bank, any Notional Euro-Rate Funding Office of such Bank or, in the case of clause (iii) hereof, any Person controlling such Bank, with respect to this Agreement, the Notes held by such Bank or the making, maintenance or funding of any part of any Loan (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the return on such Bank's or controlling Person's capital, taking into account such Bank's or controlling Person's policies with respect to capital adequacy) by an amount which such Bank deems to be material (such Bank being deemed for this purpose to have made, maintained or funded each Euro-Rate Loan from a Corresponding Source of Funds), such Bank shall from time to time notify the Agent and the Agent shall notify the Company of the amount determined (using any averaging and attribution methods) by such Bank to be necessary to compensate such Bank, such Notional Euro-Rate Funding Office or such controlling Person (on an after-tax basis) for such increase in cost, reduction in income or additional expense, such notice to include such Bank's calculation, in reasonable detail, as to the amount of its claim and such determination to be conclusive absent manifest error. Such amount shall be due and payable by the Company to such Bank ten Business Days after such notice is given. If the Company is required to make a payment to a Bank under this Section 2.11(a), the Company may at the time of such payment notify such Bank that the Company has elected to treat it as a "Non-Extending Bank" in which case the provisions of Section 2.02(b) shall apply except that in applying the provisions of Section 2.02(b) for purposes of this Section 2.11(a), (i) the term "Expiration Date" as used therein shall mean the date specified in the notice given pursuant to this sentence as the date when such Bank's Commitment shall be reduced to zero, which date shall not be earlier than the latest Maturity Date applicable to Loans of such Bank then outstanding and (ii) the Expiration Date with respect to any Replacement Bank shall be the Expiration Date applicable to Loans other than Loans of the Bank being replaced.









                  (b) Indemnity. In addition to the compensation required by subsection (a) of this Section 2.11, each of the respective Borrowers shall indemnify each Bank against any loss or reasonable expense (including loss of margin but excluding any other consequential or incidental damages) which such Bank has sustained or incurred as a consequence of any

                  (i) payment or prepayment of any part of any Euro-Rate Loan of such Borrower on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory and whether or not such payment or prepayment is then due),

                  (ii) attempt by such Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any notice stated herein to be irrevocable (the Banks having in their discretion the options (A) to give effect to any such attempted revocation and obtain indemnity under this Section 2.11(b) or (B) to treat such attempted revocation as having no force or effect, as if never made), or

                  (iii) default by such Borrower in the performance or observance of any covenant or condition contained in this Agreement or the Notes, including without limitation any failure of such Borrower to pay when due (on a Maturity Date, Expiration Date, by acceleration or otherwise) any principal, interest, Facility Fee, Utilization Fee or any other amount due hereunder or under any Note.

        If a Bank sustains or incurs any such loss or expense it shall, without unreasonable delay, notify the Agent and the Agent shall, as soon as practicable, notify the Company of the amount determined in good faith by such Bank to be necessary to indemnify the Bank for such loss or expense (the Bank being deemed for this purpose to have made, maintained or funded each Euro-Rate Loan from a Corresponding Source of Funds), such notice to include the Bank's calculation in reasonable detail, as to the amount of its claim and such determination to be conclusive absent manifest error. Such amount shall be due and payable by the applicable Borrower to such Bank ten Business Days after such notice is given.

                  (c)  Euro-Rate Reserves.  Without limiting the effect of
        Section 2.11(a) hereof, for every day for which a Bank's Euro-Rate Reserve Percentage is greater than zero, the applicable Borrower shall pay to such Bank an additional amount for each Euro-Rate Loan of such Bank (rounded upward if necessary to the nearest cent) equal to: (i) 1/360 times (ii) the Euro-Rate applicable to such Loan times (iii) the principal amount of such Loan times
        (iv) a number (rounded upward if necessary to the nearest 1/100 of 1%) equal to (A) a number equal to 1.00 divided by (a) 1.00 minus
        (b) the Euro-Rate Reserve Percentage minus (B) 1.00.









                  The amount payable pursuant to this 2.11(c) may also be expressed by the following formula:

        [Daily amount payable ]                  [Euro-Rate applicable]
        [with respect to such ]  =  [1/360]  X   [to such Loan        ]
        [Bank's Euro-Rate Loan]

            [Principal amount ]     [           1.00                    ]
        X   [of such Loan     ]  X  [1.00 - [Euro-Rate Reserve]  -  1.00]
                                    [       [Percentage       ]         ]

                  The "Euro-Rate Reserve Percentage" of a Bank for any day is the maximum effective percentage (expressed as a decimal fraction, rounded upward to the nearest 1/100 of 1%), as determined in good faith by such Bank (which determination shall be conclusive), which actually would be applicable to such Bank for such day as prescribed by the Federal Reserve Board (or any successor) for reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to any eurocurrency funding (currently referred to as "Eurocurrency Liabilities") by such Bank on such day.

                  Each Bank shall from time to time notify the Agent and the Agent shall, as soon as practicable, notify the Company of the amounts determined in good faith by such Bank (which determination shall be conclusive) to be payable to it by each Borrower pursuant to this Section 2.11(c). Such amounts shall be due and payable by the applicable Borrower to such Bank ten Business Days after such notice is given.

                  2.12.  Taxes.

                  (a) Payments Net of Taxes. All payments made by the Borrowers under this Agreement shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Official Body, and all liabilities with respect thereto, excluding

                  (i) in the case of the Agent and each Bank, income or franchise taxes imposed on the Agent or such Bank by the jurisdiction under the laws of which the Agent or such Bank is organized or any political subdivision or taxing authority thereof or therein or as a result of a connection between such Bank and any jurisdiction other than a connection resulting solely from this Agreement and the transactions contemplated hereby, and

                  (ii) in the case of each Bank, income or franchise taxes imposed by any jurisdiction in which such Bank's lending offices which made or book Loans are located or any political subdivision or taxing authority thereof or therein







        (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld or deducted from any amounts payable by a Borrower to the Agent or any Bank under this Agreement, such Borrower shall pay the relevant amount of such Taxes, and the amounts so payable to the Agent or such Bank shall be increased to the extent necessary to yield to the Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Taxes are paid by a Borrower with respect to payments made in connection with this Agreement, as promptly as possible thereafter, the Borrower shall send to the Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof.

                  (b) Indemnity. Each Borrower hereby indemnifies the Agent and each of the Banks for the full amount of all Taxes attributable to payments by or on behalf of such Borrower hereunder, any Taxes paid by the Agent or such Bank, as the case may be, any present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any Taxes (including any incremental Taxes, interest or penalties that may become payable by the Agent or such Bank as a result of any failure to pay such Taxes), whether or not such Taxes were correctly or legally asserted. Such indemnification shall be made within 30 days from the date such Bank or the Agent, as the case may be, makes written demand therefor.

                  (c) Withholding and Backup Withholding. Each Bank that is incorporated or organized under the laws of any jurisdiction other than the United States or any State thereof agrees that, on or prior to the date any payment is due to be made to it hereunder or under any other Loan Document, it will furnish to the Company and the Agent

                  (i) two valid, duly completed copies of United States
             Internal Revenue Service Form 4224 or United States Internal Revenue Form 1001 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and

                  (ii) if applicable, a valid, duly completed Internal
             Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax.

        Each Bank which so delivers to the Company and the Agent a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, agrees to deliver to the Company and the Agent two further copies of the said Form 1001 or 4224 and, if applicable, Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form







        expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding tax, or after the occurrence of any event requiring a change in the most recent form previously delivered by it, and such extensions or renewals thereof as may reasonably be requested by the Company and the Agent, certifying in the case of a Form 1001 or Form 4224 that such Bank is entitled to receive payments under this Agreement or any other Loan Document without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including any changes in Law) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such letter or form with respect to it, and such Bank advises the Company and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

                  2.13.  Funding by Branch, Subsidiary or Affiliate.

                  (a) Notional Funding. Each Bank shall have the right from time to time, prospectively or retrospectively, without notice to the Borrowers, to deem any branch, Subsidiary or Affiliate of such Bank to have made, maintained or funded any of such Bank's Euro-Rate Loans at any time. Any branch, Subsidiary or Affiliate so deemed shall be known as a "Notional Euro-Rate Funding Office". A Bank shall deem any of its Euro-Rate Loans or the funding therefor to have been transferred to a different Notional Euro-Rate Funding Office if such transfer would avoid or cure an event or condition described in Section 2.07(e) hereof or would lessen compensation payable by the Company under Section 2.11(a) hereof, and if the Bank determines in its sole discretion that such transfer would be practicable, would not have a material adverse effect on such Loans and would not be inconsistent with such Bank's internal policies, the Bank or any Notional Euro-Rate Funding Office (it being assumed for purposes of such determination that each such Euro-Rate Loan is actually made or maintained by or funded through the corresponding Notional Euro-Rate Funding Office). Notional Euro-Rate Funding Offices may be selected by a Bank without regard to the Bank's actual methods of making, maintaining or funding Loans or any sources of funding actually used by or available to the Bank.

                  (b) Actual Funding. Each Bank shall have the right from time to time to make or maintain any Euro-Rate Loan by arranging for a branch, Subsidiary or Affiliate of such Bank to make or maintain such Loan. Each Bank shall have the right to
        (i) hold any applicable Note payable to its order for the benefit and account of such branch, Subsidiary or Affiliate or
        (ii) request the applicable Borrower to issue one or more promissory notes in the principal amount of such Euro-Rate Loan in substantially the form attached hereto as Exhibit A or Exhibit B,







        as the case may be, with the blanks appropriately filled, payable to such branch, Subsidiary or Affiliate and with appropriate changes reflecting that the holder thereof is not obligated to make any additional Loans to the Borrowers. The Borrowers agree to comply promptly with any request under subsection (ii) of this
        Section 2.13(b). If such Bank causes a branch, Subsidiary or Affiliate to make or maintain any Loan hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such Loan and to any Note payable to the order of such branch, Subsidiary or Affiliate to the same extent as if such Loan were made or maintained by the Bank and such note were a Note payable to the Bank's order.


                                    ARTICLE III

                          REPRESENTATIONS AND WARRANTIES

                  The Company hereby represents and warrants to the Agent and each Bank as follows:

                  3.01. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which its ownership of property or the nature of its business activities or both makes such qualification necessary or advisable and where failure to so qualify could have a material adverse effect upon the business, operations or condition (financial or otherwise) of the Company. ANB is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

                  3.02. Corporate Power and Authorization. Each Borrower has corporate power and authority to make and carry out this Agreement, to make the borrowings provided for herein, to take all action contemplated hereby or required hereunder, to execute and deliver this Agreement, its Notes and the other Loan Documents to be executed and delivered by it and to perform its obligations hereunder and thereunder; and all such action has been duly authorized by all necessary corporate proceedings on its part.

                  3.03. Audited Annual Financial Statements. The Company has heretofore furnished to the Agent and each Bank consolidated balance sheets of the Company and its Consolidated Subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of income, cash flows and changes in stockholders' equity for the three years ended December 31, 1994, as examined and reported on by Arthur Andersen LLP, independent public accountants for the Company, who delivered an unqualified opinion in respect thereof. Such financial statements (including the notes thereto) present fairly the financial condition of the Company and its Consolidated Subsidiaries as of such dates and the








        results of their operations and their cash flows for such years, all in conformity with GAAP.

                  3.04. Consolidating Financial Statements. The Company has heretofore furnished to the Agent and each Bank consolidating balance sheets of the Company and its Consolidated Subsidiaries as of December 31, 1994, together with the related consolidating statements of income for the year then ended. Such financial statements (including the notes thereto) present fairly the financial condition of the Company and its Consolidated Subsidiaries as of such date and the results of their operations for the year then ended, all in conformity with GAAP, except that such financial statements do not contain all of the footnote disclosures required by GAAP.

                  3.05. Bank Financial Statements. The Company has heretofore furnished to the Agent and each Bank true and correct copies of the Call Reports prepared on behalf of and pertaining to each Insured Subsidiary for the year ended December 31, 1994.
        Such Call Reports present fairly the financial condition of such Insured Subsidiaries as of the end of such year and the results of their operations, their capital positions and their cash flows for the year then ended, all in conformity with RAP.

                  3.06. Absence of Material Adverse Changes. Except as otherwise disclosed in Schedule 3.06 hereof, since December 31, 1994 and as of the Closing Date, there has been no material adverse change in the business, performance, operations, or condition (financial or otherwise) of the Company and its Material Subsidiaries, either individually or taken as a whole.

                  3.07. Litigation and Regulatory Proceedings. Except as set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, copies of which have been provided to the Agent and the Banks, (a) there is no litigation, arbitration or governmental proceeding or investigation by or against the Company or any Subsidiary of the Company pending or, to the knowledge of the Company, after due inquiry, threatened, which in the reasonable judgment of the Company, and if determined adversely, either individually or in the aggregate is likely to have any material adverse effect on the financial condition or business of the Company or any Material Subsidiary, and (b) neither the Company nor any Material Subsidiary is subject to any order, directive or supervisory letter of, or agreement, memorandum of understanding or similar arrangement (including board resolutions adopted at the request of a regulatory authority) with, any regulatory authority (including, without limitation, any Primary Federal Regulator, the Federal Reserve Board or the FDIC or any state banking or insurance department or regulatory agency) restricting its operations, restricting it from taking any action or requiring that certain actions be taken, and the Company has no knowledge that any such action is threatened or contemplated by any regulatory authority.








                  3.08.  No Conflicting Laws or Agreements; Consents and
        Approvals.

                  (a) Neither the execution and delivery of any Loan Document, the consummation of the transactions herein contemplated nor compliance with the terms and provisions hereof, of the Notes or of any other Loan Document will violate, conflict with or result in a breach of any of the terms, conditions or provisions of the articles of incorporation, by-laws or other constituent documents of the Company or of any of its Subsidiaries or of any Law or of any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of them or their material properties is subject, or constitute a default thereunder or result in the creation or imposition of any Lien of any nature whatsoever upon any of the Assets or property of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

                  (b) No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body (collectively, "Governmental Action") is or will be necessary or advisable in connection with execution and delivery of this Agreement, the Notes or any other Loan Document, consummation of the transactions herein or therein contemplated, or the performance of or compliance with the terms and conditions hereof or thereof.

                  3.09. Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by the Company and ANB. This Agreement constitutes as to each Borrower, and the Notes and other Loan Documents when duly executed and delivered by a Borrower pursuant to the provisions hereof will constitute as to such Borrower, legal, valid and binding obligations, enforceable in accordance with the terms thereof except, as to the enforcement of remedies, for limitations imposed by bankruptcy, receivership, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally or by Laws limiting the right of specific performance.

                  3.10. Employee Benefits. A copy of the most recent (as of the date hereof) Annual Report (5500 Series Form) including all attachments thereto as filed with the Internal Revenue Service for each Plan has been provided to Agent and each Bank and fairly presents the funding status (as of the date hereof) of each Plan. There has been no material deterioration in any such Plan's funding status since the date of such Annual Report. Schedule
        3.10 sets forth as of the date hereof a list of all Plans and Multiemployer Plans, and all information available to the Borrower with respect to the direct, indirect or potential withdrawal liability to any Multiemployer Plan of either Borrower or any Controlled Group Member. Except as set forth in Schedule 3.10, neither the Company nor any of its Subsidiaries has any liability







        (contingent or otherwise) for or in connection with, and none of their respective properties is subject to a Lien in connection with, any Pension-Related Event. As of the date hereof, the aggregate amount of Postretirement Benefit Obligations, as certified by an actuary, does not exceed the amount set forth in
        Schedule 3.10. The PBGC premiums and contributions required to meet the minimum funding requirements of ERISA and the Code for all Plans have not exceeded $10,000,000 on an annual basis for any of the past three years. The amount of unfunded benefit liabilities (as defined in Section 4001(a)(16) of ERISA) for all Plans, as certified by the Plans' actuaries, do not exceed $10,000,000.

                  3.11. Taxes. All tax and information returns required to be filed by the Company or any Subsidiary of the Company have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon the Company and its Subsidiaries or upon their respective properties, incomes, sales, deposits or franchises which are due and payable have been paid. The reserves and provisions for taxes on the books of the Company and its Subsidiaries are adequate for all open years and for their current fiscal periods.

                  3.12. Regulation U. No part of the proceeds of any Loan hereunder will be used for the purpose of buying or carrying any "margin stock," as such term is used in Regulation U of the Federal Reserve Board, or to extend credit to others for the purpose of buying or carrying any "margin stock." Neither the making of any Loan nor any use of proceeds of such Loan will violate or conflict with the provisions of Regulation G, T, U or X of the Federal Reserve Board.

                  3.13. Environmental Matters. (a) The Company, each of its Material Subsidiaries and each of their respective Environmental Affiliates is and has been in full compliance with all applicable Environmental Laws, except for matters which, individually or in the aggregate, are not likely to have a material adverse effect on the Company, any of its Material Subsidiaries or their respective business, operations or conditions, financial or otherwise. There are no circumstances that may prevent or interfere with such full compliance in the future.

                  (b) To the best of the knowledge of all Responsible Officers of the Company, the Company, each of its Material Subsidiaries and each of their respective Environmental Affiliates have all Environmental Approvals necessary or desirable for the ownership and operation of their respective properties, facilities and businesses as presently owned and operated and as presently proposed to be owned and operated, except for matters which, individually or in the aggregate, are not likely to have a material adverse effect on the Company, its Material Subsidiaries or their respective business, operations or conditions, financial or otherwise.







                  (c) To the best of the knowledge of all Responsible Officers of the Company, there is no Environmental Claim pending or threatened, and there are no past or present acts, omissions, events or circumstances that could form the basis of any Environmental Claim against the Company, any of its Material Subsidiaries or any of their respective Environmental Affiliates, except for matters which, if adversely decided, individually or in the aggregate, are not likely to have a material adverse effect on the Company, its Material Subsidiaries or their respective business, operations or conditions, financial or otherwise.

                  (d) To the best of the knowledge of all Responsible Officers of the Company and except as disclosed in Schedule 3.13(d) hereof, no facility or property now or previously owned, operated or leased by the Company, any of its Material Subsidiaries or any of their respective Environmental Affiliates is an Environmental Cleanup Site, and neither the Company, any of its Material Subsidiaries nor any of their respective Environmental Affiliates has stored, treated, transported, handled, disposed of, or arranged for the disposal of any Environmental Concern Materials at, on, under, above, or adjacent to any Environmental Cleanup Site. No Lien (including without limitation any cost-reimbursement claim of any Official Body) exists, and no condition exists which is likely to result in the filing of a Lien, against any property of the Company, any of its Material Subsidiaries, or any of their respective Environmental Affiliates, under any Environmental Law.

                  (e) To the best of the knowledge of all Responsible Officers of the Company, there are no facts, circumstances or conditions that reasonably could be expected to restrict or encumber under any Environmental Law the ownership, occupancy, use or transferability of facilities or properties now or previously owned, operated or leased by the Company, any of its Material Subsidiaries, or any of their respective Environmental Affiliates.

                  3.14. Investment Company; Bank Holding Company; Public Utility Holding Company. Neither Borrower: (a) is or is controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended; (b) is a registered bank holding company under the Bank Holding Company Act of 1956, as amended; or (c) is a "holding company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  3.15. Capitalization of Insured Subsidiaries. As of the Closing Date, each Insured Subsidiary is "Well Capitalized" as defined under and determined pursuant to the regulations of its Primary Federal Regulator.

                  3.16. Absence of Undisclosed Liabilities. Neither the Company nor any Subsidiary of the Company has any liability or obligation of any nature whatever (whether absolute, accrued,







        contingent or otherwise, whether or not due), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments, except (a) as disclosed in the financial statements referred to in Sections 3.03, 3.04 and 3.05 hereof, (b) matters that, individually or in the aggregate, could not have a material adverse effect on the Company, any of its Material Subsidiaries or their respective business, operations or conditions, financial or otherwise, (c) liabilities, obligations, commitments and losses incurred after December 31, 1994 in the ordinary course of business and consistent with past practices; and (d) matters disclosed on Schedule 3.16 hereof.

                  3.17. Absence of Events of Default. No event has occurred and is continuing and no condition exists which constitutes an Event of Default or a Potential Default.

                  3.18. Title to Property. The Company and each Subsidiary of the Company has good and marketable title in fee simple to all real property owned or purported to be owned by it and good title to all other property of whatever nature owned or purported to be owned by it, including but not limited to all property reflected in the most recent audited balance sheet referred to in Section 3.03 hereof or submitted pursuant to
        Section 5.01(a) hereof, as the case may be, except as sold or otherwise disposed of in the ordinary course of business after the date of such balance sheet or, after the Closing Date, as otherwise permitted hereunder, in each case free and clear of all Liens, other than Permitted Liens.

                  3.19. Subsidiaries and Other Investments. Annexed hereto as Schedule 3.19 is a correct and complete list, as of the Closing Date, of all Subsidiaries of the Company, showing as to each such Subsidiary, its name, the jurisdiction of its incorporation (or formation, if other than a corporation), its primary business activity, capitalization, the ownership of the capital stock of such Subsidiary and whether, as of the Closing Date, such Subsidiary is an Active Subsidiary and/or a Material Subsidiary. The Company directly or indirectly owns the issued and outstanding capital stock of every class and series of the corporations, and equity interests in the joint ventures, partnerships and other entities, set forth in Schedule 3.19 (other than directors' qualifying shares) and directly or indirectly owns none of the capital stock of any other corporation, association, trust or other entity, and no interest share in the equity of any partnership, joint venture, or other entity or enterprise except as disclosed in Schedule 3.19 and except for investments by the Company in the ordinary course of business and which individually or in the aggregate are not material. Each of said Subsidiaries and other entities has been duly organized or established and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or establishment, as shown in Schedule 3.19, possesses corporate or other powers adequate to transact the business in which it is engaged, and is engaged primarily in the business attributed to it in Schedule







        3.19. All of the outstanding shares of stock directly or indirectly owned by the Company in each corporation listed in
        Schedule 3.19 are duly authorized, validly issued, fully paid and nonassessable (subject, in the case of the shares of ANB and CNB, to the provisions of Section 55, Title 12, United States Code). Each such Subsidiary is duly qualified and in good standing in all jurisdictions in which the nature of its business or the character of the property owned by it makes such qualification necessary except where a failure to so qualify would not have a material adverse effect upon its business, operations or condition, financial or otherwise, and the Company and each such Subsidiary is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of public authorities to carry on its business in the places and in the manner presently conducted.

                  3.20. Compliance with Laws. The Company and its Subsidiaries are in compliance with all Laws applicable to them and their respective businesses except for noncompliances which, individually or in the aggregate, would not have a material adverse effect on the business, operations or condition (financial or otherwise) of the Company or upon the ability of the Borrowers to perform their obligations under the Loan Documents.

                  3.21. Accurate and Complete Disclosure. The Company has disclosed to the Banks in writing every fact which materially and adversely affects, or which so far as the Company can reasonably foresee would materially and adversely affect (whether by virtue of such fact's impact upon the business, operations, performance or condition, financial or otherwise, of the Company, ANB or any Material Subsidiary or otherwise) the ability of the Company and ANB to perform their respective obligations under this Agreement, the Notes and any other Loan Document.


                                    ARTICLE IV

                               CONDITIONS OF LENDING

                  4.01. Closing Date. The obligation of each Bank to make Loans hereunder is subject to the satisfaction as of the Closing Date of the following conditions precedent in addition to the satisfaction as of the date of such Loans of the conditions set forth in Section 4.02 hereof:

                  (a) Agreement; Notes. The Agent shall have received an executed counterpart of this Agreement for each Bank, duly executed by the Borrowers, and executed Notes payable to each Bank, conforming to the requirements hereof, duly executed on behalf of each of the Borrowers.

                  (b) Guaranty Agreement. The Agent shall have received an executed counterpart for each Bank of a Guaranty and








             Suretyship Agreement in substantially the form attached hereto as Exhibit D, duly executed by the Company.

                  (c) Corporate Proceedings. The Agent shall have received, with a counterpart for each Bank, certificates by the Secretary or Assistant Secretary of the Company, ANB and each other Material Subsidiary dated as of the Closing Date as to (i) true copies of the articles of incorporation and by-laws (or other constituent documents) of such Person as in effect on the Closing Date and on the date of any corporate action of such Person relative to the Loan Documents,
             (ii) true copies of all corporate action taken by the Company and ANB relative to the Loan Documents and (iii) the authority, incumbency and signature of the respective officers of the Company and ANB executing any Loan Document and of the Responsible Officers authorized to sign any certificate or other document required to be provided on behalf of the Company or ANB pursuant hereto, all together with satisfactory evidence of the incumbency of such Secretary or Assistant Secretary.

                  (d) Good Standing Certificates. The Agent shall have received, with a copy for each Bank, certificates from the appropriate Secretaries of State or other applicable Official Body dated not more than 45 days before the Closing Date showing the good standing of the Company, ANB and each other Material Subsidiary in its state of incorporation or jurisdiction of organization.

                  (e) Financial Statements. The Agent shall have received, with a counterpart for each Bank, copies of the consolidated financial statements, interim financial statements, consolidating financial statements and Call Reports referred to in Sections 3.03, 3.04 and 3.05 hereof respectively.

                  (f) Opinion of Counsel. There shall have been delivered to the Agent a written opinion addressed to the Agent and each Bank, dated the Closing Date, of Gene Schneyer, Vice President and General Counsel to the Company, in form and substance satisfactory to the Agent and each Bank and with a signed counterpart for each Bank, (i) as to the matters referred to in Sections 3.01, 3.02, 3.07, 3.08, 3.09 and 3.14 except that as to the matters referred to in Section
             3.07 such opinion may be limited to the knowledge of such counsel after due inquiry, and (ii) as to such other matters incident to the transactions contemplated by this Agreement as the Agent or any Bank may reasonably request.

                  (g) Officers' Certificates. The Agent shall have received, with an executed counterpart for each Bank, certificates from Responsible Officers as to such matters as the Agent may reasonably request.








                  (h) Fees, Expenses, etc. All fees, expenses and other compensation required to be paid to the Agent or to the Agent for the account of the Banks on or prior to the Closing Date pursuant hereto or pursuant to any other written agreements, including but not limited to those referred to in the letter from the Agent to the Company dated March 1, 1995, shall have been paid or received by the Agent.

                  (i) Termination of Predecessor Facilities. On or before the Closing Date, the Commitments under and as defined in the Revolving Credit Agreements dated as of March 24, 1994 among the Company, the banks named therein, Mellon Bank, N.A., as Agent, and Nationsbank of Texas, N.A., as Co-Agent, shall have been terminated in full, and if any loans or other obligations of the Company are outstanding thereunder, they shall have been paid in full.

                  (j) Details, Proceedings and Documents. All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory to the Agent, and the Agent and the Banks shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to them, as the Agent or any Bank may from time to time reasonably request.

                  4.02. Conditions to all Loans. The obligation of each Bank to make each and any Loan (including initial Loans) is subject to the performance by the Borrowers of their respective obligations to be performed hereunder on or before the date of such Loan, satisfaction of the conditions set forth in Section
        4.01 hereof, and the satisfaction of the following further conditions precedent on and as of the date of each Loan hereunder:

                  (a) Notice. Standard Notice of such Loan shall have been given by the Borrower to the Agent as provided in
             Section 2.04 hereof.

                  (b)  Representations and Warranties.  The
             representations and warranties contained in Article III hereof shall be true and correct in all material respects on and as of the date of each Loan as if made on and as of such date, both before and after giving effect to the Loans requested to be made on such date (except for the representations and warranties set forth at Sections 3.06,
             3.15 and 3.19 hereof, which are made solely as of the Closing
             Date).

                  (c) No Defaults. No Event of Default or Potential Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.








        Each request by either Borrower for any Loan shall constitute a representation and warranty by the Company that the conditions set forth in this Section 4.02 have been satisfied as of the date of such request. Failure of the Agent to receive notice from the Company to the contrary before such Loan is made shall constitute a further representation and warranty by the Company that the conditions referred to in this Section 4.02 have been satisfied as of the date such Loan is made.


                                     ARTICLE V

                               AFFIRMATIVE COVENANTS

                  The Company hereby covenants to the Agent and each Bank as follows:

                  5.01.  Basic Reporting Requirements.

                  (a) Annual Audit Reports. As soon as practicable, and in any event within 90 days after the close of each fiscal year of the Company, the Company shall furnish to the Agent, with a copy for each Bank, consolidated statements of income, cash flows and changes in stockholders' equity of the Company and its Consolidated Subsidiaries for such fiscal year and a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year, in the case of the balance sheets, and for the two preceding fiscal years, in the case of such other statements. All such financial statements shall be accompanied by an opinion of independent public accountants of recognized national standing selected by the Company. Such opinion shall be free of exceptions or qualifications of "going concern" or like nature or which relate to a limited scope of examination. Such opinion in any event shall contain a written statement of such accountants substantially to the effect that (x) such accountants examined such financial statements in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary in the circumstances and (y) in the opinion of such accountants such financial statements present fairly the financial position of the Company and its Consolidated Subsidiaries, as appropriate, as of the end of such fiscal years and the results of their operations and their cash flows and changes in stockholders' equity for such fiscal years, in conformity with GAAP.

                  (b) Quarterly Consolidated Reports. As soon as practicable, and in any event within 45 days after the close of each of the first three fiscal quarters of each fiscal year of the Company, the Company shall furnish to the Agent, with a copy for each Bank, unaudited consolidated statements of income and cash







        flows of the Company and its Consolidated Subsidiaries for such fiscal quarter and for the period from the beginning of such fiscal year to the end of such fiscal quarter and an unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the close of such fiscal quarter, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the same periods during the preceding fiscal year (except for the consolidated balance sheet, which shall set forth in comparative form the corresponding balance sheet as of the prior fiscal year end). Such financial statements shall be certified on behalf of the Company by a Responsible Officer of the Company as presenting fairly the financial position of the Company and its Consolidated Subsidiaries as of the end of such fiscal quarter and the results of their operations and their cash flows and changes in stockholders' equity for such fiscal periods, in conformity with GAAP, subject to normal and recurring year-end audit adjustments.

                  (c) Bank Financial Statements. As soon as practical and in any event within 90 days after the close of each fiscal year (in the case of annual Call Reports) and within 45 days after the close of each fiscal quarter (in the case of quarterly Call Reports) of each Insured Subsidiary for which such reports are required by its Primary Federal Regulator, the Company shall furnish or cause to be furnished to the Agent, with a copy for each Bank, true and correct copies of the Call Reports prepared on behalf of and pertaining to such Insured Subsidiary for such fiscal year or fiscal quarter, as the case may be, in each instance together with (i) such notes and information as the Agent or any Bank may reasonably require in order to reconcile such Call Reports with GAAP, and (ii) a certification by a Responsible Officer on behalf of the Company that such Call Report fairly presents the financial condition and capital position of such Insured Subsidiary as of the end of the fiscal period to which it pertains and the results of its operations and cash flows for such fiscal periods, all in conformity with RAP.

                  (d) Consolidating Reports. As soon practicable, and in any event within 45 days after the close of each of the first three fiscal quarters of each fiscal year of the Company and 90 days after the close of each fiscal year of the Company, the Company shall furnish to the Agent, with a copy for each Bank, unaudited consolidating statements of income of the Company and each of its Subsidiaries for such fiscal quarter or fiscal year, as the case may be, and unaudited consolidating balance sheets of the Company and each of its Subsidiaries as of the close of such fiscal quarter or fiscal year, as the case may be, all in reasonable detail. Such statements shall be certified on behalf of the Company by a Responsible Officer as presenting fairly the financial position of the Company and each of its Subsidiaries as of the end of such fiscal quarter or fiscal year, as the case may be, and the results of their operations for such fiscal quarter or fiscal year, as the case may be, in conformity with GAAP (exclusive of principles of consolidation), subject (in the case







        of quarterly reports) to normal and recurring year-end audit adjustments.

                  (e) Compliance Certificates. Within 90 days after the end of each fiscal year of the Company and within 45 days after the end of each of the first three fiscal quarters of each fiscal year (and in any event concurrently with the delivery of the financial statements referred to in Subsections (a), (b) and (c) of this Section 5.01) the Company shall deliver to the Agent, with a copy for each Bank, a compliance certificate dated as of the end of such fiscal year or quarter, duly executed on behalf of the Company by a Responsible Officer of the Company and in form acceptable to the Agent: (i) stating that, as of the date thereof, no Event of Default or Potential Default has occurred and is continuing or exists, or, if any Event of Default or Potential Default has occurred and is continuing or exists, specifying in detail the nature and period of the existence thereof and any action taken or contemplated to be taken by the Company with respect thereto; (ii) stating that as of the date thereof, the Company is in compliance with the provisions of Sections 5.07, 6.01, 6.02(i) and 6.02(l) hereof and providing in reasonable detail the information and calculations necessary or, in the judgment of the Agent, appropriate to establish compliance with Sections 5.07, 6.01, 6.02(i) and 6.02(l) hereof; (iii) stating that the signer has personally reviewed this Agreement and that such certificate is based on a reasonable and appropriate examination made by or under the supervision of the signer sufficient to assure that such certificate is complete and accurate; and (iv) containing statements or certifications as to such other matters as the Agent may from time to time reasonably request.

                  (f) Asset Quality Reports. As soon as available, and in no event later than concurrently with the delivery to the Agent of the financial statements required pursuant to Sections 5.01(a) and 5.01(b) hereof, the Company shall furnish to the Agent, with a copy for each Bank, its quarterly statistical supplement in form and substance as is currently prepared for and provided by the Company to its outside analysts or, in the event that the Company does not prepare such quarterly statistical supplement, the Company shall furnish to the Agent the substantive equivalent of such quarterly statistical supplement.

                  (g) Certain Other Reports and Information. Promptly upon their becoming available to the Company, the Company shall deliver to the Agent, with a copy for each Bank, a copy of (i) all regular or special reports, prospectuses and amendments to the foregoing which the Company or any Subsidiary shall file, on its own behalf, with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) all reports, proxy statements, financial statements and other information distributed by the Company or any of its Subsidiaries to its stockholders, bondholders or the financial community generally,
        (iii) all reports of examination of, and if adverse information or







        comments are contained therein, any other material written reports, letters, comments or other communications pertaining to, any Insured Subsidiary prepared or provided by its Primary Federal Regulator or any other Official Body (except to the extent that such disclosure is prohibited by Law), (iv) all material reports, filings, notices, or responses or amendments to the foregoing which the Company or any Insured Subsidiary shall file with or otherwise provide to any Primary Federal Regulator, the Federal Reserve Board, the FDIC (or the successor to any of the foregoing) or any other state or federal banking or insurance regulatory authority, or other Official Body (except to the extent that such disclosure is prohibited by Law). In addition to the foregoing, at any time during which the Company's Rating Level is 11 or lower, the Company shall provide to the Agent, without unreasonable delay, all accountant's management letters pertaining to, and all other reports submitted by accountants in connection with, any audit of the Company.

                  (h) Further Information. The Company will promptly furnish to the Agent, with a copy for each Bank, such other information and in such form as the Agent or any Bank may reasonably request from time to time.

                  (i) Notice of Certain Events. Promptly upon becoming aware of any of the following (and in addition to any other requirement of the Agent), the Company shall give the Agent notice thereof, together with a written statement of a Responsible Officer of the Company setting forth the details thereof and any action taken or proposed to be taken by the Company with respect thereto (which notice and/or written statement will be promptly communicated by the Agent to each Bank):

                  (i)  Any Event of Default or Potential Default.

                  (ii) Any pending or threatened arbitration or action, suit, proceeding or investigation by or before any court or regulatory authority (including, without limitation, any Primary Federal Regulator, the Federal Reserve Board or the FDIC or any state banking or insurance department or regulatory agency) against or affecting the Company or any Material Subsidiary, except for matters that if adversely decided, individually or in the aggregate, would not be likely to have a material adverse effect upon the business, operations, performance or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or upon the ability of either Borrower to perform its obligations under the Loan Documents.

                  (iii) Any material violation, breach or default by the Company or any Subsidiary of the Company of or under any agreement or instrument evidencing any Indebtedness of the Company or any such Subsidiary or otherwise material to the business, operations, performance or condition (financial or








             otherwise) of the Company and its Subsidiaries taken as a whole.

                  (iv) Any Pension-Related Event. Such notice shall be accompanied by: (A) a copy of any notice, request, return, petition or other document received by a Borrower or any Controlled Group Member from any Person, or which has been or is to be filed with or provided to any Person (including without limitation the Internal Revenue Service, PBGC or any Plan participant, beneficiary, alternate payee or employer representative), in connection with such Pension-Related Event, and (B) in the case of any Pension-Related Event with respect to a Plan, the most recent Annual Report (5500 Series), with attachments thereto, and the most recent actuarial valuation report, for such Plan.

                  (v) Any Environmental Claim pending or threatened against the Company or any Subsidiary of the Company or any of their respective Environmental Affiliates, or any past or present acts, omissions, events or circumstances (including but not limited to any dumping, leaching, deposition, removal, abandonment, escape, emission, discharge or release of any Environmental Concern Material at, on or under any facility or property now or previously owned, operated or leased by the Company or any Subsidiary or any of their respective Environmental Affiliates) that could reasonably form the basis of such an Environmental Claim.

                  (vi) Any change in the Company's or ANB's senior unsecured debt rating by Moody's, S&P, Fitch, Duff & Phelps and/or Thompson's.

                  (vii) Any change in any Law or regulation which could reasonably be expected to have a material adverse effect upon the business, operations, performance or condition (financial or otherwise) of the Company or any Material Subsidiary.

                  (viii) Any change after the date hereof in the status of any Subsidiary of the Company from that which is designated in Schedule 3.19 attached hereto, including the reasonable details thereof, which results in any Subsidiary of the Company becoming or ceasing to be a Material
             Subsidiary of the Company.

                  (j) Visitation; Verification. The Company shall, upon reasonable notice and during normal business hours, permit such persons as the Agent or any Bank may designate from time to time to visit and inspect any of the properties of the Company and of any Material Subsidiary, to examine their respective books and records and take copies and extracts therefrom and to discuss their respective affairs with their respective executive officers and independent accountants at such times and as often as the Agent or any Bank may reasonably request. The Company hereby authorizes such executive officers and independent accountants to







        discuss with the Agent or any Bank the affairs of the Company and its Subsidiaries. The Agent and the Banks shall have the right to examine and verify accounts, inventory and other properties and liabilities of the Company and its Material Subsidiaries from time to time, and the Company shall cooperate, and shall cause each Material Subsidiary to cooperate, with the Agent and the Banks in such verification.

                  5.02. Insurance. The Company shall, and shall cause each Active Subsidiary to, maintain with financially sound and reputable insurers insurance with respect to its properties and business and against such liabilities, casualties and contingencies and of such types and in such amounts as is customary in the case of entities engaged in the same or similar businesses or having similar properties similarly situated.

                  5.03. Payment of Taxes and Other Potential Charges and Priority Claims. The Company shall, and shall cause each of its Subsidiaries to, pay or discharge

                  (a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges imposed upon it or any of its properties;

                  (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property; and

                  (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property or which, if unpaid, might give rise to a claim entitled to priority over general creditors of the Company or such Subsidiary in a case under Title 11 (Bankruptcy) of the United States Code, as amended, or pursuant to any other insolvency or receivership Law;

        provided, that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, the Company or such Subsidiary need not pay or discharge any such tax, assessment, charge or claim so long as (x) the validity thereof is contested in good faith and by appropriate proceedings diligently conducted, and (y) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.

                  5.04.  Preservation of Existence and Franchises.
        Without limiting the right of the Company (or any of its Subsidiaries) to merge or consolidate in accordance with and to the extent permitted by Section 6.03 hereof, the Company shall and shall cause each Material Subsidiary to: (a) maintain its corporate existence and good standing in full force and effect in its jurisdiction of incorporation; (b) preserve, renew and keep in full force and effect the franchises, licenses, charters and rights necessary for the conduct of its business; and (c) qualify







        and remain qualified as a foreign corporation in each jurisdiction in which the ownership of its properties or the nature of its business or both make such qualification necessary except for matters for which the failure to receive or retain such qualification individually or in the aggregate would not have a material adverse effect on the business, operations, performance or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

                  5.05. Maintenance of Properties/Business. The Company shall, and shall cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by it and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

                  5.06. Avoidance of Other Conflicts. The Company shall not, and shall not permit any of its Subsidiaries to, violate or take or omit to take any action in conflict with, be in violation of or conflict with, or be or remain subject to any liability (contingent or otherwise) on account of any violation or conflict with:

                  (a)  any Law,

                  (b) its articles of incorporation or by-laws (or other constituent documents), or

                  (c) any material agreement or instrument to which it is a party or by which it or any of its Assets (now owned or hereafter acquired) may be subject or bound.

                  5.07. Capitalization of Insured Subsidiaries. The Company shall at all times cause all Insured Subsidiaries to be at least "adequately capitalized" as determined and defined pursuant to the regulations of their respective Primary Federal Regulators.

                  5.08. Financial Accounting Practices. The Company shall, and shall cause each of its Consolidated Subsidiaries to, make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its Assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP (and any other accounting principles applicable thereto) and (ii) to maintain accountability for Assets, (c) access to Assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for Assets is compared with the existing








        Assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  5.09. Use of Proceeds. The Borrowers shall use the proceeds of all Loans hereunder only for the Borrowers' working capital and general corporate purposes. The Borrowers shall not use the proceeds of any Loans hereunder, directly or indirectly, in any manner inconsistent with Section 3.12 hereof, for any unlawful purpose or in any manner inconsistent with any other provision hereof.

                  5.10. Continuation of or Change in Business. The Company shall and shall cause each of its Subsidiaries to continue to engage in their respective businesses substantially as conducted and operated during the present and preceding fiscal year, and the Company shall not, and shall not permit any of its Subsidiaries to, engage in any other business which is not of substantially the same general nature as the business engaged in by the Company and its Subsidiaries as of the date hereof except that the Company may, and may cause any Subsidiary to, engage in any other business whatsoever to the extent that the aggregate Assets of all such business(es) do not exceed an amount equal to 6% of Consolidated Assets. As used herein, "businesses of substantially the same general nature" shall be deemed to include businesses in and relating to all types of financial products and services (consumer and commercial) (in the case of commercial products and services, other than the business of engaging in highly leveraged transactions; the business of financing the purchase of commercial real estate and/or the business of investing in commercial real estate) and related technology; businesses in and relating to direct marketing, assessing consumer needs and preferences, dissemination of information, and data manipulation; and businesses in and relating to insurance and leasing products and services and the servicing of all types of receivables (in each case, to the extent not included in the financial products and services referred to above).

                  5.11. Consolidated Tax Return. The Company shall not, and shall not suffer any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person other than the Company and its Subsidiaries.

                  5.12. Fiscal Year. The Company shall not, and shall not suffer any of its Subsidiaries to, change its fiscal year or fiscal quarter.


                                    ARTICLE VI

                                NEGATIVE COVENANTS

                  The Company covenants to the Agent and each Bank as follows:








                  6.01.  Financial Covenants.

                  (a) Consolidated Tangible Net Worth. Consolidated Tangible Net Worth shall not at any time be less than the sum of
        (i) $370,000,000 plus (ii) an amount equal to 65% of the aggregate of positive Consolidated Net Income (without deduction for quarterly losses) for each fiscal quarter which begins after December 31, 1994 and ends prior to the date for which compliance with this Section 6.01(a) is being determined.

                  (b) Double Leverage Ratio. The Double Leverage Ratio shall not at any time exceed 1.3 to 1.0.

                  (c) Total Liabilities to Consolidated Tangible Net Worth. The ratio of Total Liabilities of the Company to Consolidated Tangible Net Worth shall not at any time exceed 5.0 to 1.0.

                  (d)  Consolidated Interest Coverage Ratio.  The
        Consolidated Interest Coverage Ratio for the Rolling Period shall at no time be less than 1.25 to 1.0.

                  (e) Contingent Obligations. The aggregate of all Contingent Obligations of the Company shall not at any time exceed Consolidated Tangible Net Worth.

                  (f) Doubtful Accounts Managed and/or Owned. At no time shall the aggregate amount of reserves for credit losses maintained by the Company and its Consolidated Subsidiaries, on a managed and/or owned basis, against and in respect of all receivables either managed or owned by the Company and its Consolidated Subsidiaries be less than an amount equal to 75% of the total of all receivables 90 or more days contractually past due which are either managed or owned by the Company and its Consolidated Subsidiaries.

                  6.02. Liens. The Company shall not, and shall not permit any of its Subsidiaries to, at any time, create, incur, assume or suffer to exist any Lien on any of its property or Assets, tangible or intangible, now owned or hereafter acquired, (including, without limitation, the capital stock of any Subsidiary) or agree or become liable to do so, except for the following ("Permitted Liens"):

                  (a) Liens existing on the date hereof securing obligations existing on the date hereof and listed on
             Schedule 6.02(a).

                  (b) Liens arising from taxes, assessments, charges, levies or claims described in Section 5.03 hereof that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the provisions of such Section 5.03.








                  (c) Liens on property securing all or part of the purchase price thereof to the Company or a Subsidiary of the Company, as the case may be, and Liens (whether or not assumed) existing in property at the time of purchase thereof by the Company or such Subsidiary (and extension, renewal and replacement Liens upon the same property), provided

                       (i) such Lien is created before or substantially simultaneously with the purchase of such property by the Company or such Subsidiary;

                       (ii) each such Lien is confined solely to the property so purchased, improvements thereto and proceeds thereof, and

                       (iii) the aggregate amount of the obligations secured by all such Liens on any particular property at any time purchased by the Company or such Subsidiary shall not exceed 90% of the lesser of the fair market value of such property at such time or the actual purchase price of such property.

                  (d) Deposits or pledges of cash or securities (other than the capital stock of any Subsidiary of the Company) in the ordinary course of business to secure (i) workmen's compensation, unemployment insurance or other social security obligation, (ii) performance of bids, tenders, trade contracts (other than for payment of money) or leases, (iii) stay, surety or appeal bonds or (iv) other obligations of a like nature incurred in the ordinary course of business.

                  (e) Zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in title thereto and other minor Liens that do not in the aggregate materially detract from the value of a property or asset, or materially impair its use in the business of, the Company or its Subsidiaries, as the case may be.

                  (f) Deposits or pledges of cash or securities (other than the capital stock of the Company or any Subsidiary of the Company) by the Company or any Subsidiary of the Company in the ordinary course of business to secure performance obligations of the Company or any such Subsidiary, as the case may be, under any interest rate or currency swap or cap or other interest rate or currency hedge agreement incurred by the Company or any such Subsidiary in the ordinary course of business or other obligations of a like nature incurred by the Company or any such Subsidiary in the ordinary course of business.

                  (g) Liens granted by Insured Subsidiaries in the ordinary course of business.









                  (h) Liens created, incurred or otherwise arising to secure obligations incurred in direct connection with conveyances of Assets by the Company or any Subsidiary of the Company for the purpose of the securitization of those Assets for cash in the ordinary course of business and other Liens arising in connection with any other securitization structure consented to in advance by the Required Banks, which consent shall not be unreasonably withheld.

                  (i) Liens granted by the Company or a Subsidiary of the Company to secure Indebtedness or other obligations of such Person incurred in anticipation of and relating to the securitization of loan assets of and by such Person in the ordinary course of business, provided, however, that neither the aggregate amount of all Indebtedness or other obligations so secured nor the aggregate value of all loan assets upon which such Liens are granted by the Company and all Subsidiaries shall at any time exceed $200,000,000 and provided further that the Indebtedness or other obligations so secured shall be evidenced in writing and shall, by their terms, have a final maturity of not more than 120 days from the date upon which such Liens are granted, whereupon such Liens shall be discharged and released.

                  (j) Liens granted by the Company or a Subsidiary of the Company to secure Indebtedness or any other obligations of any such Person, provided that neither the aggregate amount of all Indebtedness or other obligations so secured nor the aggregate value of all Assets upon which such Liens are granted shall exceed $1,000,000 at any time. For purposes hereof, the value of Assets upon which Liens are granted shall be determined by reference to, and equal to, the face amount payable to the Company or a Subsidiary of all Assets consisting of accounts, instruments, notes or other evidences of Indebtedness and at the fair market value of all tangible or other Assets.

                  (k)  Liens securing the claims or demands of
             materialmen, mechanics, contractors, landlords and other like Persons for labor, materials, supplies or rentals incurred in the ordinary course of business or in connection with the construction of a corporate headquarters building facility of the Company and its Subsidiaries, but only if the payment thereof is not at the time required, or the validity thereof is being contested in good faith and reserves have been made with respect thereto pursuant to Section 5.03.

                  (l) Liens granted by the Company on Investment Securities owned by the Company, provided that: (i) each such Lien is incurred in connection with a Repurchase Agreement entered into by the Company in the normal course of business; (ii) the Company's Rating Level is 9 or better; and
             (iii) the aggregate principal face amount of all Repurchase Agreements to which the Company is a party at any time shall







             not exceed 10% of Consolidated Assets.  For purposes of this
             Section 6.02(l), "Investment Securities" shall mean United States government and other securities customarily utilized in repurchase transactions; and "Repurchase Agreement" shall mean an agreement between the Company and a creditworthy counterparty to exchange securities for cash and/or securities for a specified period of time.

                  (m) Liens on life insurance policies owned by the Company securing Company borrowings on such life insurance policies pursuant to a corporate-owned life insurance program with respect to employees of the Company and its Subsidiaries.

        "Permitted Lien" shall in no event include any Lien imposed by, or required to be granted pursuant to, ERISA or any Environmental Law.

                  6.03. Mergers, Acquisitions, etc. The Company shall not, and shall not permit any of its Material Subsidiaries to
        (v) merge with or into or consolidate with any other Person,
        (w) liquidate, wind up, dissolve or divide, (x) acquire all or any substantial portion of the properties of any going concern or going line of business, (y) acquire all or any substantial portion of the properties of any other Person other than in the ordinary course of business, or (z) agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) A wholly-owned Material Subsidiary of the Company may merge with or into or consolidate with any other wholly-owned Subsidiary of the Company, provided that no Event of Default or Potential Default shall occur and be continuing or shall exist at such time or after giving effect to such transaction;

                  (b) A wholly-owned Material Subsidiary of the Company may merge with or consolidate with the Company, provided that the Company shall be the surviving corporation and no Event of Default or Potential Default shall occur and be continuing or shall exist at such time or after giving effect to such transaction; and

                  (c) The Company or a Material Subsidiary of the Company may merge with or into or consolidate with any other Person, or may, subject to the other provisions of this Agreement, acquire all or substantially all of the properties of any going concern or of any other Person provided that (i) with respect to the Company, the Company is the surviving entity or, with respect to any such Material Subsidiary, the surviving entity is a wholly-owned Subsidiary of the Company;
             (ii) the Person into or with which the Company or such Subsidiary is merged or consolidated or whose properties are acquired is engaged in business of substantially the same general nature (as specified in the last sentence of Section







             5.10 hereof) as the Company and its Subsidiaries except as otherwise permitted pursuant to Section 5.10 hereof, and
             (iii) no Event of Default or Potential Default shall occur and be continuing or shall exist at such time or after giving effect to such merger, consolidation or acquisition;

        provided, however, that in the case of any permitted merger or consolidation involving ANB, the surviving or resulting entity, if other than the Company or ANB, (1) shall have expressly assumed, in a manner satisfactory to the Agent, the obligations of ANB hereunder and under the other Loan Documents and (2) if requested by any Bank, shall execute and deliver to such Bank, in exchange for the Note of ANB then held by such Bank, a Note of the surviving or resulting entity in substantially the same form.

                  6.04. Dispositions of Properties. (a) The Company shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, transfer, pledge or otherwise dispose of any capital stock in a Material Subsidiary. (b) The Company shall not, and shall not permit any of its Material Subsidiaries to, sell, convey, assign, lease, transfer, abandon or otherwise dispose of, voluntarily or involuntarily (any of the foregoing being referred to in this Section 6.04(b) as a "transaction" and any series of related transactions constituting but a single transaction) any Indebtedness of a Material Subsidiary or any of its other properties or Assets (tangible or intangible), or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (i) Transactions in the ordinary course of business and on customary terms;

                  (ii) Transactions between Subsidiaries of the Company or between the Company and its Subsidiaries, subject to
             Section 6.05 hereof;

                  (iii) CNB's sale and transfer of the Accounts as permitted by Section 6.02(n); and

                  (iv) Sales, conveyances, assignments or other transfers or dispositions in immediate exchange for cash or tangible Assets (excluding Indebtedness of any Person), provided that such transaction shall not otherwise be prohibited by any other provision of this Agreement and no Event of Default shall occur and be continuing or shall exist at such time or after giving effect to such transaction.

        By way of illustration, and without limitation, it is understood that the following are dispositions of property or Assets subject to this Section 6.04(b): any disposition of accounts, chattel paper or general Intangibles; and any disposition of any leasehold interest. Nothing in this Section 6.04(b) shall be construed to limit the restriction set forth in Section 6.04(a) hereof or any








        other restriction on dispositions of property imposed by this Agreement.

                  6.05. Dealings with Affiliates. The Company shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction with (including, without limitation, purchase or lease property or services from, sell or lease property or services to, loan or advance to, or enter into, suffer to remain in existence or amend any contract, agreement or arrangement with) any Affiliate of the Company or of such Subsidiary, directly or indirectly, or agree, become or remain liable (contingently or otherwise) to do any of the foregoing, except:

                  (a) Existence and performance of contracts, agreements and arrangements in existence as of the date hereof and any renewals, extensions, or continuations thereof;

                  (b) Directors, officers and employees of the Company and its Subsidiaries may be compensated for services rendered in such capacity to the Company or such Subsidiary, provided that such compensation is in good faith and on terms no less favorable to the Company or such Subsidiary than those that could have been obtained in a comparable transaction on an arm's-length basis from an unrelated Person, and the board of directors of the Company or such Subsidiary (including a majority of the directors having no direct or indirect interest in such transaction) approve the same;

                  (c) Transactions in the ordinary course of business and consistent with past practices between a Subsidiary of the Company, on the one hand, and the Company or another Subsidiary of the Company, on the other hand, in good faith and on terms not substantially less favorable to the Company or either such Subsidiary than those that could have been obtained in a comparable transaction on an arm's-length basis from an unrelated Person; and

                  (d) Other transactions with Affiliates in good faith and on terms not substantially less favorable to the Company or such Subsidiary than those that could have been obtained in a comparable transaction on an arm's-length basis from an unrelated Person.

                  6.06. Limitation on Other Restrictions on Dividends by Subsidiaries, etc. The Company shall not permit any Subsidiary of the Company to be or become subject to any restriction of any nature (whether arising by operation of Law, by agreement, by its articles of incorporation, by-laws or other constituent documents of such Subsidiary, or otherwise) on the right of such Subsidiary from time to time to (w) declare and pay Stock Payments with respect to capital stock owned by the Company or any Subsidiary,
        (x) pay any Indebtedness, obligations or liabilities from time to time owed to the Company or any Subsidiary including, without







        limitation, any management fees, tax payments or otherwise pursuant to any contractual arrangement for the provision of goods or services, or (y) make loans or advances to the Company or any Subsidiary, or (z) transfer any of its properties or assets to the Company or any Subsidiary, except:

                  (a)  Restrictions pursuant to this Agreement;

                  (b) Legal restrictions of general applicability under the corporation law under which such Subsidiary is incorporated, and fraudulent conveyance or similar laws or general applicability for the benefit of creditors of such Subsidiary generally;

                  (c) With respect to clause (z) above: (i) non-assignment provisions of any executory contract or of any lease by the Company or such Subsidiary as lessee, and (ii) restrictions on transfer of property subject to a Permitted Lien for the benefit of the holder of such Permitted Lien;

                  (d) Any restriction contained in an agreement or instrument applicable to a Subsidiary of the Company acquired by the Company or its Subsidiary after the date hereof, which restriction was not entered into in connection with or in contemplation of such acquisition, and which restriction is not applicable to any Person, property or assets, other than such acquired Subsidiary and its property and assets;

                  (e) Any restriction or limitation imposed by an Official Body having jurisdiction thereof;

                  (f) Restrictions resulting from requirements imposed on Advanta Mortgage Corp. USA ("AMC USA") as a FNMA approved mortgage servicer or requirements contained in various mortgage servicing agreements and whole loan sales agreements entered into and to be entered into by AMC USA, in each case, requiring AMC USA and/or its parent Advanta Mortgage Holding Corp. ("AMHC") to maintain minimum equity in or of AMC USA to the extent that the failure to comply with such requirements would be likely to have a material adverse effect on the business, operations, condition, (financial or otherwise) of AMC USA and/or AMHC and provided further that in no event shall the Company agree to, or cause or permit any agreement by AMC USA or AMHC to, maintain or cause to be maintained equity in AMC USA in excess of $10,000,000;

                  (g) Restrictions resulting from requirements imposed on Advanta Business Services Corp. ("ABS") by the Municipal Bond Investors Assurance Corporation or requirements contained in various credit enhancement agreements entered into and to be entered into by ABS, in each case, requiring ABS and/or its parent to maintain minimum equity in or of ABS to the extent that the failure to comply with such requirements would be likely to have a material adverse effect on the business,







             operations, condition, (financial or otherwise) of ABS and provided further that in no event shall the Company agree to, or cause or permit any agreement by ABS to, maintain or cause to be maintained equity in ABS in excess of $10,000,000; and

                  (h) Any restriction or limitation negotiated in good faith at arms' length which is contained in an agreement or instrument applicable to a Subsidiary of the Company (other than a Material Subsidiary) such as provisions relating to dividend and other payment restrictions, capital maintenance and contracted-for distribution mechanisms intended (i) to protect a minority capital or quasi-capital position (evidenced by common stock, preferred stock, subordinated notes, limited partnership interests and the like) in such Subsidiary and (ii) to assure the minority investors of their proportionate share in distributions from such Subsidiary; provided, however, that the aggregate initial investments and any subsequent capital contribution by the Company and its Subsidiaries (other than through retained earnings or distributions not taken from any such Subsidiary) in all such Subsidiaries shall not exceed an amount equal to 10% of the Consolidated Assets at any time.


                                    ARTICLE VII

                                 EVENTS OF DEFAULT

                  7.01. Events of Default. If one or more of the following described Events of Default shall occur and be continuing or shall exist (for any reason, whether voluntary, involuntary or effected or required by Law), that is to say:

                  (a) Either Borrower shall default in the payment when due of principal of any Note; or

                  (b) Either Borrower shall default in the payment when due of interest on any Note or of any Facility Fee, Utilization Fee or other amount payable hereunder or under any other Loan Document, and such default shall have continued for a period of five days thereafter; or

                  (c) The Company shall default in the observance, performance or fulfillment of any covenant contained in
             Article VI hereof, or any of the covenants contained in Sections 5.01(i)(i), 5.04(a), 5.04(b), 5.07, 5.09 or 5.10
             hereof; or

                  (d) Any representation or warranty made by either Borrower herein or in any other Loan Document, or any certificate or financial statement furnished pursuant to the provisions hereof or thereof, shall prove to have been incorrect, false or misleading in any material respect as of the time made, furnished or deemed made; or







                  (e) Either Borrower shall default in the observance, performance or fulfillment of any other covenant (not otherwise referred to in (a), (b), (c) or (d) above), condition or provision hereof or of any other Loan Document and such default shall not be remedied for a period of 30 days after written notice thereof to the Company from the Agent or the holder of any Note issued hereunder; or

                  (f) The Company or any Subsidiary of the Company shall default (i) in any payment of principal of or interest on any Indebtedness in principal amount of $10,000,000 or more beyond any period of grace provided with respect thereto, or
             (ii) in the performance of any other covenant, term or condition contained in any agreement under which any such Indebtedness is created, evidenced or secured if the effect of such default is to cause, or permit the holder or holders of such obligation or their agents (or trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity; or

                  (g) Any one or more Pension-Related Events referred to in subsection (a)(ii), (b) or (e) of the definition of "Pension-Related Event" shall have occurred; or any one or more other Pension-Related Events shall have occurred with respect to a Plan or Plans having "unfunded benefit liabilities" within the meaning of Section 4001(a)(16) of ERISA) aggregating in excess of $10,000,000, or with respect to a Multiemployer Plan or Multiemployer Plans where the aggregate potential liability to the Borrowers and all Controlled Group Members exceeds $10,000,000; or

                  (h) One or more judgments for the payment of money shall have been entered against the Company or any Subsidiary of the Company, which judgment or judgments exceed $10,000,000 in the aggregate, and such judgment or judgments shall have remained undischarged and unstayed for a period of thirty days; or

                  (i) This Agreement or any other Loan Document for any reason shall be or become, in whole or in material part, nullified or other than in full force and effect; or

                  (j) Any judicial or regulatory action or proceeding is initiated against the Company or any Material Subsidiary by any regulatory authority (including, without limitation, any Primary Federal Regulator, the Federal Reserve Board or the FDIC or any state banking or insurance department or regulatory agency) which, if resolved against the Company or such Material Subsidiary, could, either individually or in the aggregate, reasonably be expected to restrict the ability of the Borrowers to repay all outstanding Loans hereunder; or

                  (k)  A Change of Control shall have occurred; or








                  (l) (A) An involuntary proceeding shall be commenced in a court of competent jurisdiction (or by or before any Official Body having the power to appoint a conservator or receiver for an Insured Subsidiary) or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any Subsidiary of the Company or of a substantial part of the property or assets of the Company or such Subsidiary under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, conservatorship, receivership or similar law,
             (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary of the Company or for a substantial part of the property or assets of the Company or such Subsidiary or
             (iii) the winding-up or liquidation of the Company or a Subsidiary of the Company, and (B) such proceeding or petition shall continue undismissed and unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered or any such appointment shall be made; or

                  (m) The Company or a Subsidiary of the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under the Federal bankruptcy laws, or any other similar applicable Federal or state law, or shall consent to the filing of any such petition, or shall seek or consent to the appointment of a conservator or receiver or of a liquidator or trustee or assignee in bankruptcy or insolvency of it or of a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or corporate action shall be taken by the Company or such Subsidiary in furtherance of any of the aforesaid purposes;

        then, (i) as to any Event of Default specified under subsections
        (a) through (k) of this Article VII, the Banks shall be under no further obligation to make Loans hereunder, and the Agent shall, upon the request of the Required Banks, by notice to the Company, declare the unpaid balance of all Notes then outstanding and interest accrued thereon and all other liabilities of the Borrowers under the Loan Documents to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue; and (ii) as to any Event of Default specified under subsections (l) or (m) of this
        Article VII, the Banks shall be under no further obligation to make Loans hereunder and the unpaid balance of all Notes outstanding hereunder and interest accrued thereon and all other liabilities of the Borrowers under the Loan Documents shall be







        immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue.


                                   ARTICLE VIII

                                     THE AGENT

                  8.01. Appointment. Each Bank hereby appoints Mellon Bank, N.A. as Agent for such Bank under this Agreement and the other Loan Documents and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents, and to exercise such powers and perform such duties, as are expressly delegated to the Agent by the terms hereof or thereof, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such, upon the express conditions contained in this Article VIII. Each Bank hereby irrevocably authorizes the Agent to execute and deliver each of the Loan Documents requiring execution by the Agent and to accept delivery of each of the Loan Documents. Notwithstanding any provision to the contrary elsewhere in the Loan Documents, the Agent shall have no duties or responsibilities except those expressly set forth in the Loan Documents, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. The provisions of this Article VIII are solely for the benefit of the Agent and the Banks, and neither the Borrowers nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under the Loan Documents, the Agent shall act solely as Agent of the Banks and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrowers. Each Bank agrees that the rights and remedies granted to the Agent under the Loan Documents shall be exercised exclusively by the Agent, and that no Bank shall have any right individually to exercise any such right or remedy, except to the extent provided herein or therein.

                  8.02. Exercise of Powers. The Agent shall take any action of the type specified in this Agreement or any other Loan Document as being within the Agent's rights, powers or discretion in accordance with directions from the Required Banks (or, to the extent this Agreement or such Loan Document expressly requires the direction or consent of some other Person or set of Persons, then instead in accordance with the directions of such other Person or set of Persons). In the absence of such directions, the Agent shall have the authority (but under no circumstances shall be obligated), in its sole discretion, to take any such action, except to the extent this Agreement or such Loan Document expressly requires the direction or consent of the Required Banks (or some other Person or set of Persons), in which case the Agent shall not take such action absent such direction or consent. Any







        action or inaction pursuant to such direction, discretion or consent shall be binding on all the Banks. The Agent shall not have any liability to any Person as a result of (x) the Agent acting or refraining from acting in accordance with the directions of the Required Banks (or other applicable Person or set of Persons), (y) the Agent refraining from acting in the absence of instructions to act from the Required Banks (or other applicable Person or set of Persons), whether or not the Agent has discretionary power to take such action, or (z) the Agent taking discretionary action it is authorized to take under this Section (subject, in the case of this clause (z), to the provisions of Section 8.04(i) hereof).

                  8.03. Delegation of Duties. The Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with responsible care except to the extent otherwise required by Section 8.04.

                  8.04. Exculpatory Provisions. None of the Agent or any of its officers, directors, employees, representatives, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with the Loan Documents (except for its or such person's own gross negligence or willful misconduct), or (ii) responsible in any manner for any recitals, statements, representations or warranties made contained in any Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for any failure of either Borrower or any of its officers to perform its obligations hereunder or thereunder. The Agent shall be under no obligation (i) to ascertain, inquire or give any notice as to (A) the observance or performance of any of the terms, conditions, provisions, covenants or agreements contained in this Agreement or any other Loan Document, (B) the business, operations, condition (financial or otherwise) or prospects of either Borrower or any other Person or (C) except to the extent set forth in Section 8.06 hereof, the existence of any Event of Default or Potential Default or (ii) to inspect the properties, books or records of the Company or any Subsidiary. The Agent shall not be responsible to any Bank for the execution, delivery, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement, the Notes or any other Loan Documents or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished by the Agent to the Banks or by or on behalf of either Borrower to the Agent or any Bank. The duties and responsibilities of the Agent under this Agreement shall be mechanical and administrative in nature. The







        Agent shall be under no obligation to take any action hereunder or under any other Loan Document if the Agent believes in good faith that taking such action may conflict with any Law or provision of this Agreement or another Loan Document.

                  8.05. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, writing, resolution, note, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation (written or oral, and including telephone conversations) believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons (whether or not made in a manner permitted or required by this Agreement or any Loan Document), and the Agent shall not have any duty to verify the identity or authority of any Person giving such notice or other communication. The Agent may consult with legal counsel (including, without limitation, in-house counsel for the Agent or in-house or other counsel for any Borrower), independent public accountants and any other experts selected by it from time to time, and the Agent shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Agent may conclusively rely upon the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Agent in accordance with the requirements of this Agreement or any other Loan Document. Whenever the Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Borrower or Bank, such matter may be established by a certificate of such Person, and the Agent may conclusively rely upon such certificate (unless other evidence with respect to such matter is specifically prescribed in this Agreement or another Loan Document). The Agent shall be fully justified in failing or refusing to take or continue to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks (or to the extent specifically provided herein, of all of the Banks) as it deems appropriate. The Agent may fail or refuse to take any action unless it shall be indemnified to its satisfaction from time to time against any and all amounts, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature which may be imposed on, incurred by or asserted against the Agent by reason of taking or continuing to take any such action.

                  8.06. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default hereunder unless the Agent has received notice from a Bank or a Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such notice, the Agent shall give prompt notice thereof to the Banks.








                  8.07. Non-Reliance on Agent and Other Banks. Each Bank expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, representatives, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent or any other such Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrowers, made its own analysis of all legal matters relating to the Loan Documents and made its own decision to make its Commitment hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, legal analysis, appraisals and decisions in taking or not taking action under the Loan Documents, and will make such investigation as it deems necessary to inform itself as to the business, Assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrowers. In each instance where a Loan Document provides that the Company or a Borrower shall furnish to the Agent copies or counterparts for each Bank of any notice, report or other document, the Agent shall, promptly upon receipt thereof, furnish to the Banks the copies or counterparts thereof so received. Except as provided in the preceding sentence and except for any other notices, reports and other documents expressly required by the Loan Documents to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Borrowers which is presently or may hereafter come into the possession of the Agent or any of its officers, directors, employees, agents, representatives, attorneys-in-fact or Affiliates, or with any other reports, notices or information of any nature.

                  8.08. Indemnification. The Banks agree to reimburse and indemnify the Agent and each Co-Agent in its capacity as such and its directors, officers, employees, agents and Affiliates (to the extent not reimbursed by the Borrowers and without limitation of the obligations of the Borrowers to do so) Pro Rata (or if the Total Commitment has been terminated and all Loans have been repaid, their respective Commitments immediately prior to such termination and repayment) from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever (including, without limitation, the fees and disbursements of counsel for the Agent,







        such Co-Agent or such other Person) in connection with any investigative, administrative or judicial proceeding commenced or threatened (whether or not the Agent, such Co-Agent or such other Person shall be designated a party thereto) which may at any time (including without limitation at any time following the repayment of the Loans) be imposed on, incurred by or asserted against the Agent or such Co-Agent in its capacity as such or such other Person in any way relating to or arising out of this Agreement or any other Loan Documents or other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted to be taken by the Agent, such Co-Agent or such other Person under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Company or any of its Subsidiaries, provided that no Bank shall be liable to the Agent, a Co-Agent or any such other Person for the payment of any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting solely from the negligence or willful misconduct of the Agent, such Co-Agent or such other Person, as finally determined by a court of competent jurisdiction. The agreements in this Section
        8.08 shall survive the payment of all the Loans.

                  8.09. Agent In Its Individual Capacity. The Agent and its Affiliates may, without liability to account, make loans to, accept deposits from and generally engage in any kind of business with the Company and its Subsidiaries as though the Agent were not the Agent hereunder. With respect to its Commitment and the Loans made by it, the Agent shall have the same rights and powers under this Agreement and each other Loan Document as any other Bank and may exercise the same as though it were not the Agent, and the terms "Banks," "holders of Notes" and like terms shall include the Agent in its individual capacity.

                  8.10. Successor Agent. The Agent may resign at any time by giving 30 days' prior written notice thereof to the Banks and the Company. The Agent may be removed by the Required Banks at any time by giving 10 days' prior written notice thereof to the Agent, the other Banks and the Company. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after such notice of resignation or within 10 days after such notice of removal, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Upon the acceptance by a successor Agent of its appointment as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the properties, rights, powers, privileges and duties of the former Agent, without further act, deed or conveyance. Upon the effective date of resignation or removal of a retiring Agent, such Agent shall be discharged from its duties as Agent under this Agreement and the other Loan Documents, but the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement. If and so







        long as no successor Agent shall have been appointed, then any notice or other communication required or permitted to be given by the Agent shall be sufficiently given if given by the Required Banks, all notices or other communications required or permitted to be given to the Agent shall be given to each Bank, and all payments to be made to the Agent shall be made directly to the Borrower or Bank for whose account such payment is made.

                  8.11. Calculations. The Agent shall not be liable for any calculation, apportionment or distribution of payments made by it in good faith. If such calculation, apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Bank to whom payment was due but not made shall be to recover from the other Banks any payment in excess of the amount to which they are determined to be entitled or, if the amount due was not paid by the appropriate Borrower, to recover such amount from such Borrower.

                  8.12. Holders of Notes. The Agent may deem and treat the Bank which is payee of a Note as the owner and holder of such Note for all purposes hereof unless and until an Assignment Supplement with respect to the assignment or transfer thereof shall have been filed with the Agent in accordance with Section
        9.14 hereof. Any authority, direction or consent of any Person who at the time of giving such authority, direction or consent is shown in the Register as being a Bank shall be conclusive and binding on each present and subsequent holder, transferee or assignee of any Note or Notes payable to such Bank or of any Note or Notes issued in exchange therefor.

                  8.13. Agent's Fee. The Company agrees to pay to the Agent, for its individual account, a nonrefundable Agent's fee in an amount and at such time or times as the Agent and the Company have heretofore agreed by letter from the Agent to the Company dated March 1, 1995.

                  8.14. Funding by Agent. Unless the Agent shall have been notified in writing by any Bank not later than (1) in the case of Euro-Rate Loans, the close of business on the day before the day on which such Loans are requested by a Borrower to be made or (2) in the case of Base Rate Loans, 1:00 p.m. on the date such loans are requested by a Borrower to be made, that such Bank will not make its Pro Rata share of such Loans, the Agent may assume that such Bank will make its Pro Rata share of the Loans, and in reliance upon such assumption the Agent may (but in no circumstances shall be required to) make available to such Borrower a corresponding amount. If and to the extent that any Bank fails to make such payment to the Agent on such date, such Bank shall pay such amount on demand (or, if such Bank fails to pay such amount on demand, such Borrower shall pay such amount on demand) (such obligations of such Bank and such Borrower being several and not joint), together with interest, for the Agent's own account, for each day until repayment to the Agent from and including the date of the Agent's payment and to and including the







        date which is two days thereafter at the Federal Funds Effective Rate for each such day, and for each day thereafter (before and after judgment) at the rate or rates per annum applicable to such Loans. All payments to the Agent under this Section shall be made to the Agent at its Office in Dollars in funds immediately available at such Office, without set-off, withholding, counterclaim or other deduction of any nature.

                  8.15. The Co-Agents. None of the Banks identified herein as a "Co-Agent" shall have any right, power, obligation, liability, responsibility or duty under the Loan Documents other than those applicable to all Banks as such. Each Bank acknowledges that it has not relied, and will not rely, upon any of the Banks so identifited in deciding to enter into this Agreement or in taking or not taking any action hereunder.


                                    ARTICLE IX

                                   MISCELLANEOUS

                  9.01. Holidays. Unless specifically otherwise provided herein or therein, whenever any payment or action to be made or taken under any Loan Document shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

                  9.02. Records. The unpaid principal amount of the Loans owing to each Bank, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, each Bank's Current Commitment, and the accrued and unpaid Facility Fees and Utilization Fees shall at all times be ascertained from the records of the Agent, which shall be conclusive absent manifest error.

                  9.03. Amendments and Waivers. Neither this Agreement nor any other Loan Document may be amended, modified or supplemented except in accordance with the provisions of this Section. Subject to the consent of the requisite Banks as hereinafter provided, the Agent and the Borrower or Borrowers party thereto may from time to time amend, modify or supplement the provisions of this Agreement or any other Loan Document for the purpose of amending, adding to, or waiving any provisions, or changing in any manner the rights and duties of either or both of the Borrowers, the Agent or any Bank. Any such amendment, modification or supplement made by the Borrower(s) and the Agent in accordance with the provisions of this Section shall be binding upon each Borrower, each Bank and the Agent. The Agent shall enter into such amendments, modifications or supplements from time to time as directed by the Required Banks, and only as so








        directed, provided, that no such amendment, modification or supplement may be made which will:

                  (a) Increase the Commitment of any Bank over the amount thereof then in effect, extend any Maturity Date or extend the Expiration Date other than as provided in Section 2.02, amend Section 2.02, or amend or waive any of the provisions of Section 4.01, Section 4.02(b) or Section 4.02(c), in each case without the written consent of each Bank affected thereby;

                  (b) Reduce the principal amount of or extend the time for any scheduled payment of principal of any Loan, or reduce the rate or amount of interest or extend the time for payment of interest borne by any Loan or extend the time for payment of or reduce the amount of any Facility Fee or Utilization Fee or reduce or postpone the date for payment of any other fees, expenses, indemnities or amounts payable under any Loan Document, without the written consent of each Bank affected thereby;

                  (c) Change the definition of "Required Banks" or "Pro Rata," release the obligations of the Company under the Guaranty or amend the Guaranty so as to reduce such obligations, amend Section 2.01 so as to increase the Total Commitment or amend Section 2.10(a), Section 9.13, Section 9.14(a) or this Section 9.03, without the written consent of all the Banks; or

                  (d) Amend or waive any of the provisions of Article VIII hereof, or impose additional duties upon the Agent or otherwise adversely affect the rights, interests or obligations of the Agent, without the written consent of the Agent;

        and provided further, that Assignment Supplements may be entered into in the manner provided in Section 9.14 hereof. Any such amendment, modification, supplement or waiver must be in writing and shall be effective only to the extent set forth in such writing. Any Event of Default or Potential Default waived or consented to in any such amendment, modification or supplement shall be deemed to be cured and not continuing to the extent and for the period set forth in such waiver or consent, but no such waiver or consent shall extend to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto.

                  9.04. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of the Agent or any Bank in exercising any right, power or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or the exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of







        steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Agent and the Banks under this Agreement and any other Loan Document are cumulative and not exclusive of any rights or remedies which the Agent or any Bank would otherwise have hereunder or thereunder, at Law, in equity or otherwise.

                  9.05.  Notices.

                  (a) Except to the extent otherwise expressly permitted hereunder or thereunder, all notices, requests, demands, directions and other communications (collectively "Notices") under this Agreement or any Loan Document shall be in writing (including telexed and telecopied communication) and shall be sent by first class mail, or by nationally recognized overnight courier, or by telex or telecopier (with confirmation in writing mailed first class or sent by such an overnight courier), or by personal delivery. All notices shall be sent to the applicable party at the address stated on the signature pages hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto, in all cases with postage or other charges prepaid. Any such properly given notice to the Agent or any Bank shall be effective when received. Any such properly given notice to a Borrower shall be effective on the earliest to occur of receipt, telephone confirmation of receipt of telex or telecopy communication, one Business Day after delivery to a nationally recognized overnight courier, or three Business Days after deposit in the mail.

                  (b) Any Bank giving any notice to a Borrower or any other party hereto shall simultaneously send a copy thereof to the Agent, and the Agent shall promptly notify the other Banks of the receipt by it of any such notice.

                  (c) The Agent and each Bank may rely on any notice (whether or not such notice is made in a manner permitted or required by this Agreement or any other Loan Document) purportedly made by or on behalf of either Borrower, and neither the Agent nor any Bank shall have any duty to verify the identity or authority of any Person giving such notice.

                  9.06.  Expenses; Taxes; Indemnity.

                  (a) The Company agrees to pay or cause to be paid and to save the Agent and each of the Banks harmless against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of counsel, including internal counsel for the Agent or any Bank, local counsel, auditors, consulting engineers, appraisers, and all other professional, accounting, evaluation and consulting costs) incurred by the Agent or any Bank from time to time arising from or relating to (i) any requested amendments, modifications, supplements, waivers or consents (whether or not ultimately







        entered into or granted) to this Agreement or any Loan Document, and (ii) the enforcement or preservation of rights under this Agreement or any Loan Document (including but not limited to any such costs or expenses arising from or relating to collection or enforcement of an outstanding Loan or any other amount owing hereunder or thereunder by the Agent or any Bank, and any litigation, proceeding (including any bankruptcy or receivership proceeding), dispute, work-out, restructuring or rescheduling related in any way to this Agreement or the Loan Documents).

                  (b) The Company hereby agrees to pay all stamp, document, transfer, recording, filing, registration, search, sales and excise fees and taxes and all similar impositions now or hereafter determined by the Agent or any Banks to be payable in connection with this Agreement or any other Loan Documents or any other documents, instruments or transactions pursuant to or in connection herewith or therewith, and the Company agrees to save the Agent and each Bank harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such fees, taxes or impositions.

                  (c) The Company hereby agrees to reimburse and indemnify each of the Agent, the Banks, and their respective Affiliates, officers, directors, employees, attorneys and agents (the "Indemnified Parties") from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnified Party, including internal counsel, in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Party shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnified Party as a result of, or arising out of, or in any way related to or by reason of, this Agreement or any transaction from time to time contemplated hereby or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Loan and (without in any way limiting the generality of the foregoing) including any violation or breach of any Environmental Law or any other Law by the Company or any Subsidiary of the Company or any Environmental Affiliate of any of them; any Environmental Claim arising out of the management, use, control, ownership or operation of property by any of such Persons, including all on-site and off-site activities involving Environmental Concern Materials; or any exercise by the Agent or any Bank of any of its rights or remedies under this Agreement; but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting solely from the negligence or willful misconduct of such Indemnified Party, as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing obligations of the Company under this subsection (c) or any other indemnification obligation of the Company hereunder are







        unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

                  9.07. Severability. The provisions of the Loan Documents are intended to be severable. If any provision of any Loan Document shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions of such Loan Document in any jurisdiction.

                  9.08. Prior Understandings. This Agreement and the other Loan Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein.

                  9.09. Duration; Survival. All representations and warranties contained herein or in any other Loan Document or made in connection herewith or therewith shall survive the making of, and shall not be waived by the execution and delivery of, this Agreement or any other Loan Document, any investigation by or knowledge of the Agent or any Bank, the making of any Loan, or any other event or condition whatever. All covenants and agreements contained herein or in any other Loan Document shall continue in full force and effect from and after the date hereof so long as the Borrowers may borrow hereunder and until payment in full of all obligations of the Borrowers hereunder and thereunder.
        Without limitation, all obligations of the Borrowers hereunder or under any other Loan Document to make payments to or indemnify the Agent or any Bank shall survive the payment in full of all other obligations hereunder and thereunder, termination of the Borrowers' right to borrow hereunder, and all other events and conditions whatever. In addition, all obligations of each Bank to make payments to or indemnify the Agent shall survive payment in full by the Borrowers of all said obligations, termination of the Borrowers' right to borrow hereunder, and all other events and conditions whatever.

                  9.10. Counterparts. This Agreement and the Guaranty Agreement may be executed in any number of counterparts, and by the different parties hereto and thereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                  9.11. Limitation on Payments. The parties hereto intend to conform to all applicable Laws in effect from time to time limiting the maximum rate of interest that may be charged or collected. Accordingly, notwithstanding any other provision hereof or of any other Loan Document, the Borrowers shall not be required to make any payment to or for the account of any Bank,







        and each Bank shall refund any payment made by a Borrower, to the extent that such requirement or such failure to refund would violate or conflict with nonwaivable provisions of applicable Laws limiting the maximum amount of interest which may be charged or collected by such Bank.

                  9.12. Set-Off. Each Borrower hereby agrees that, to the fullest extent permitted by Law, if an Event of Default or Potential Default shall have occurred and be continuing or shall exist and if any obligation of such Borrower hereunder or under any other Loan Document shall be due and payable (on a Maturity Date, Expiration Date, by acceleration or otherwise), each Bank shall have the right, without notice to such Borrower, to set off against and to appropriate and apply to such obligation any Indebtedness, liability or obligation of any nature owing to such Borrower by such Bank, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, whether or not evidenced by a certificate of deposit) now or hereafter maintained by such Borrower with such Bank. Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not such Bank or any other Person shall have given notice or made any demand to such Borrower or any other Person, whether such Indebtedness, obligation or liability owed to such Borrower is contingent, absolute, matured or unmatured (it being agreed that such Bank may deem such Indebtedness, obligation or liability to be then due and payable at the time of such set-
        off), and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to any Bank or any other Person. Each Borrower hereby agrees that, to the fullest extent permitted by Law, any Participant and any branch, Subsidiary or Affiliate of any Bank or any Participant shall have the same rights of set-off as a Bank as provided in this Section (regardless of whether such Participant, branch, Subsidiary or Affiliate would otherwise be deemed in privity with or a direct creditor of such Borrower). The rights provided by this Section are in addition to all other rights of set-off and banker's lien and all other rights and remedies which any Bank (or any such Participant, branch, Subsidiary or Affiliate) may otherwise have under this Agreement or any other Loan Document, at Law or in equity, or otherwise, and nothing in this Agreement or any other Loan Document shall be deemed a waiver or prohibition of or restriction on the rights of set-off or banker's lien of any such Person.

                  9.13. Sharing of Collections. The Banks hereby agree among themselves that if any Bank shall receive (by voluntary payment, realization upon security, set-off or from any other source) any amount on account of the Loans, interest thereon, or any other obligation contemplated by this Agreement or another Loan Document to be made by a Borrower Pro Rata to all Banks in greater proportion than any such amount received by any other Bank, then the Bank receiving such proportionately greater payment shall notify each other Bank and the Agent of such receipt, and







        equitable adjustment will be made in the manner stated in this Section so that, in effect, all such excess amounts will be shared ratably among all of the Banks. The Banks receiving such excess amount shall purchase (which it shall be deemed to have done simultaneously upon the receipt of such excess amount) for cash from the other Banks a participation in the applicable obligations owed to such other Banks in such amount as shall result in a ratable sharing by all Banks of such excess amount (and to such extent the receiving Bank shall be a Participant). If all or any portion of such excess amount is thereafter recovered from the Bank making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other similar amounts, if any, required by Law to be paid by the Bank making such purchase. The Borrowers hereby consent to and confirm the foregoing arrangements. Each Participant shall be bound by this Section as fully as if it were a Bank hereunder.

                  9.14.  Successors and Assigns; Participations;
        Assignments.

                  (a) Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the Borrowers, the Banks, all future holders of the Notes, the Agent and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights or obligations hereunder or thereunder or interests herein or therein without the prior written consent of all the Banks and the Agent, and any purported assignment without such consent shall be void.

                  (b) Participations. Any Bank may, in the ordinary course of its business and in accordance with applicable Law, at any time sell participations to one or more commercial banks or other Persons (each a "Participant") in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitment and the Loans owing to it and any Note held by it); provided, that

                  (i) any such Bank's obligations under this Agreement shall remain unchanged,

                  (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations,

                  (iii) the parties hereto shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents, and

                  (iv) such Participant shall be bound by the provisions of Section 9.13 hereof.








        The Borrowers agree that any such Participant shall be entitled to the benefits of Sections 2.11, 2.12 and 9.06 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no such Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred to such Participant had no such transfer occurred.

                  (c) Assignments. Any Bank may, in the ordinary course of its business and in accordance with applicable Law, at any time assign all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or any portion of its Commitment and Loans owing to it and any Note held by it) to any Bank, any Affiliate of a Bank or to one or more additional commercial banks or other Persons (each a "Purchasing Bank"); provided, that

                  (i) any such assignment to a Purchasing Bank which is not a Bank or an Affiliate of a Bank shall be made only with the consent of the Company and the Agent (which in each case shall not be unreasonably withheld or delayed), provided, however, that the consent of the Company required by this Subsection (i) of Section 9.14(c) shall not be required at any time during the occurrence, continuance, or existence of an Event of Default or Potential Default,

                  (ii) if a Bank makes such an assignment of less than all of its then remaining rights and obligations under this Agreement and the other Loan Documents, such transferor Bank shall retain, after such assignment, a minimum principal amount of $5,000,000 of its Commitment and Loans then outstanding, and such assignment shall be in a minimum aggregate principal amount of $2,500,000 of the Commitments and Loans then outstanding,

                  (iii) each such assignment shall be of a constant, and not a varying, percentage of the Commitment of the transferor Bank and of all of the transferor Bank's rights and obligations under this Agreement and the other Loan
             Documents, and

                  (iv) each such assignment shall be made pursuant to an Assignment Supplement in substantially the form of Exhibit E to this Agreement, duly completed (an "Assignment
             Supplement").

        In order to effect any such assignment, the transferor Bank and the Purchasing Bank shall execute and deliver to the Agent a duly completed Assignment Supplement (which shall be signed on behalf of the Purchasing Bank and the transferor Bank and shall include the effective date of such assignment (the "Assignment Effective Date"), the portion of the Commitment and Loans being assigned, the name, address and payment and notice instructions of the







        Purchasing Bank and the consents required in Clause (i) above), together with any Notes subject to such assignment and a processing and recording fee of $2,000; and, upon receipt thereof, the Agent shall accept such Assignment Supplement. Upon receipt of the Purchase Price Receipt Notice pursuant to such Assignment Supplement, the Agent shall record such acceptance in the Register. Upon such execution, delivery, acceptance and recording, from and after the Assignment Effective Date specified in such Assignment Supplement

                  (x) the Purchasing Bank shall be a party hereto and, to the extent provided in such Assignment Supplement, shall have the rights and obligations of a Bank hereunder, and

                  (y) the transferor Bank thereunder shall be released from its obligations under this Agreement to the extent so transferred (and, in the case of an Assignment Supplement covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party to this Agreement) from and after the Assignment Effective Date.

        On or prior to the Assignment Effective Date specified in an Assignment Supplement, the Borrowers, at their expense, shall execute and deliver to the Agent (for delivery to the Purchasing
        Bank) new Notes evidencing such Purchasing Bank's assigned Commitment or Loans and (for delivery to the transferor Bank) replacement Notes in the principal amount of the Loans or Commitment retained by the transferor Bank (such Notes to be in exchange for, but not in payment of, those Notes then held by such transferor Bank). Each such replacement Note shall be dated the date and be substantially in the form of the predecessor Note.
        The Agent shall mark the predecessor Notes "exchanged" and deliver them to the Company. Accrued interest and accrued fees shall be paid to the Purchasing Bank at the same time or times provided in the predecessor Notes and this Agreement.

                  (d) Register. The Agent shall maintain at its Office a copy of each Assignment Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive (absent manifest error), and the Borrowers, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of the Agreement. The Register shall be available for inspection by the Borrowers or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Financial and Other Information. Subject to the provisions of the second sentence of this Section 9.14(e), the Borrowers authorize the Agent and each Bank to disclose to any Participant or Purchasing Bank (each, a "transferee") and any prospective transferee any and all financial and other information







        in the possession of the Agent or such Bank, as the case may be, concerning the Company and its Subsidiaries and Affiliates which has been or may be delivered to such Person by or on behalf of the Borrowers in connection with this Agreement or the Agent's or such Bank's credit evaluation of the Borrowers and their respective Subsidiaries and Affiliates. Each Bank and the Agent agrees (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrowers pursuant to this Agreement, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Banks or the Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Agent or any other Bank, (v) in connection with any litigation to which any one or more of the Banks is a party or (vi) to any assignee or Participant (or prospective assignee or Participant) so long as such assignee or Participant (or prospective assignee or Participant) first executes and delivers to the respective Bank a confidentiality agreement in such form and substance as is customary in transactions of this type and consistent with this Section; provided, further, that, unless specifically prohibited by applicable law or court order, each Bank shall, prior to disclosure thereof, notify the Company of any request for disclosure of any such non-public information (x) by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or
        (y) pursuant to legal process; and provided, finally, that in no event shall any Bank or the Agent be obligated or required to return any materials furnished by the Borrowers. Each Bank agrees that it will not use any non-public information supplied to it by the Borrowers pursuant to this Agreement for any purpose unrelated to this Agreement and the Loans. At the request of any Bank, the Company, at its expense, shall provide to each prospective transferee the conformed copies of documents referred to in
        Section 4 of the form of Assignment Supplement.

                  (f)  Assignments to Federal Reserve Bank.
        Notwithstanding any other provision contained herein, any Bank may at any time assign all or any portion of its rights under this Agreement, including without limitation any Loans owing to it, and any Note held by it to a Federal Reserve Bank. No such assignment shall relieve the transferor Bank from its obligations hereunder.

                  9.15. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Limitation of Liability.

                  (a) Governing Law. THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN








        ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.

                  (b) Certain Waivers. EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                  (i) AGREES THAT ANY ACTION, SUIT OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (COLLECTIVELY, "RELATED LITIGATION") MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN ALLEGHENY COUNTY, PENNSYLVANIA, AND SUBMITS TO THE JURISDICTION OF SUCH COURTS (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY BANK TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM);

                  (ii) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY SUCH RELATED LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND WAIVES ANY RIGHT TO OBJECT, WITH RESPECT TO ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH BORROWER;

                  (iii) CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY RELATED LITIGATION BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO SUCH BORROWER AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 9.05 HEREOF (TO THE ATTENTION OF "GENERAL COUNSEL"), AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW); AND

                  (iv) WAIVES THE RIGHT TO TRIAL BY JURY IN ANY RELATED LITIGATION.

                  (c) Limitation of Liability. TO THE FULLEST EXTENT PERMITTED BY LAW, NO CLAIM MAY BE MADE BY EITHER BORROWER AGAINST THE AGENT, ANY BANK OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, ATTORNEY OR AGENT OF ANY OF THEM FOR ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (WHETHER FOR BREACH OF CONTRACT, TORT OR ANY OTHER THEORY OF LIABILITY). EACH BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER SUCH CLAIM PRESENTLY EXISTS OR







                                       -76A-





        ARISES HEREAFTER AND WHETHER OR NOT SUCH CLAIM IS KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

                  IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.

                                      ADVANTA CORP.


                                      By:
                                            (Signature)

                                      Name:  David D. Wesselink
                                      Title:  Senior Vice President &
                                              Chief Financial Officer

                                      Address for Notices:

                                      300 Welsh Road, Building 4
                                      Horsham, PA 19044
                                      Attention:  Mike Nixon

                                      Telephone:  (215) 784-5315
                                      Telecopier:  (215) 657-0504

                                      With Copy To:

                                      300 Welsh Road, Building 5
                                      Horsham, PA 19044
                                      Attention:  Gene S. Schneyer

                                      Telephone:  (215) 784-5343
                                      Telecopier:  (215) 784-5350


                                      ADVANTA NATIONAL BANK


                                      By:
                                            (Signature)

                                      Name:  Jeffrey D. Beck
                                      Title:  Senior Vice President
                                              and Treasurer

                                      Address for Notices:

                                      501 Carr Road
                                      Wilmington, DE  19809
                                      Attention:  Ronald V. Samuels

                                      Telephone:  (302) 791-4400
                                      Telecopier:  (302) 791-6540







                                      MELLON BANK, N.A., individually and
                                      as Agent


                                      By:
                                            (Signature)

                                      Name:
                                      Title:

                                      Address for Notices:

                                      One Mellon Bank Center, Room 350
                                      Pittsburgh, PA 15158-0001
                                      Attention:  Henry J. Voorhees
                                                  Vice President

                                      Telephone:  (412) 234-2905
                                      Telecopier:  (412) 234-8087


                                      THE CHASE MANHATTAN BANK, N.A.


                                      By:
                                            (Signature)

                                      Name:
                                      Title:

                                      Address for Notices:

                                      1 Chase Plaza, 5th Floor
                                      New York, NY  10081
                                      Attention:  Joan Garvin

                                      Telephone:  (212) 552-2722
                                      Telecopier:  (212) 552-1372


                                      CHEMICAL BANK


                                      By:
                                            (Signature)

                                      Name:
                                      Title:













                                      Address for Notices:

                                      270 Park Avenue
                                      New York, NY  10017
                                      Attention:  George C. Johnson
                                                  Vice President

                                      Telephone:  (212) 270-4133
                                      Telecopier:  (212) 270-1789


                                      NATIONSBANK OF TEXAS, N.A.


                                      By:
                                            (Signature)

                                      Name:
                                      Title:

                                      Address for Notices:

                                      901 Main Street, STE. 6600
                                      Dallas, TX  75201
                                      Attention:  Patrick K. Doyle

                                      Telephone:  (214) 508-0569
                                      Telecopier:  (214) 508-0604


                                      PNC BANK, NATIONAL ASSOCIATION


                                      By:
                                            (Signature)

                                      Name:
                                      Title:

                                      Address for Notices:

                                      Land Title Building
                                      13th Floor
                                      Philadelphia, PA  19110
                                      Attention:  Karen L. Voight

                                      Telephone:  (215) 585-5224
                                      Telecopier:  (215) 585-7615













                                      SWISS BANK CORPORATION,
                                      NEW YORK BRANCH


                                      By:
                                            (Signature)

                                      Name:
                                      Title:


                                      By:
                                            (Signature)

                                      Name:
                                      Title:

                                      Address for Notices:
                                      Swiss Bank Corp., New York Branch
                                      222 Broadway, 4th Floor
                                      New York, NY  10038
                                      Attention:  Susan N. Isquith
                                                  Director

                                      Telephone:  (212) 574-4120
                                      Telecopier:  (212) 574-4131

                                      CIBC INC.


                                      By:
                                            (Signature)

                                      Name:
                                      Title:

                                      Address for Notices:
                                      425 Lexington Ave.
                                      8th Floor
                                      New York, NY  10017
                                      Attention:  Lu Ann Bowers

                                      Telephone:  (212) 856-3638
                                      Telecopier:  (212) 856-3613

                                      THE FIRST NATIONAL BANK OF CHICAGO


                                      By:
                                            (Signature)

                                      Name:
                                      Title:








                                      Address for Notices:

                                      One First National Plaza
                                      Suite 0084
                                      Chicago, IL  60670
                                      Attention:  William Artz

                                      Telephone:  (312) 732-2714
                                      Telecopier:  (312) 732-5296


                                      SHAWMUT BANK CONNECTICUT, N.A.


                                      By:
                                            (Signature)

                                      Name:
                                      Title:

                                      Address for Notices:

                                      777 Main Street, MSN 397
                                      Hartford, CT  06115
                                      Attention:  Philip S. Walker, Jr.

                                      Telephone:  (203) 986-5366
                                      Telecopier:  (203) 986-5367/4621


                                      THE BANK OF NEW YORK


                                      By:
                                            (Signature)

                                      Name:
                                      Title:

                                      Address for Notices:

                                      Financial Institutions Division
                                      One Wall Street, 17th Floor
                                      New York, NY  10286
                                      Attention: Deborah J. Graziano

                                      Telephone:  (212) 635-6477
                                      Telecopier:  (212) 809-9520
                                      Telex:  420268/BONY UT












                                      THE BANK OF TOKYO TRUST COMPANY


                                      By:
                                            (Signature)

                                      Name:
                                      Title:

                                      Address for Notices:

                                      1251 Avenue of the Americas
                                      12th Floor
                                      New York, NY  10116-3138
                                      Attention:  Mr. Mark Marron
                                                  Vice President

                                      Telephone:  (212) 782-4337
                                      Telecopier:  (212) 782-6445


                                      COMMERZBANK AG, NEW YORK BRANCH


                                      By:
                                            (Signature)

                                      Name:
                                      Title:

                                      Address for Notices:

                                      2 World Financial Center
                                      New York, NY  10281-1050
                                      Attention:  Juergen Schmieding

                                      Telephone:  (212) 266-7401
                                      Telecopier:  (212) 266-7235
                                      Telex:  667-488/CBK UW


                                      CAISSE NATIONALE de CREDIT
                                      AGRICOLE


                                      By:
                                            (Signature)

                                      Name:
                                      Title:











                                      Address for Notices:

                                      55 East Monroe, Suite 4700
                                      Chicago, IL  60603-5702
                                      Attention:  Kathleen May

                                      Telephone:  (312) 917-7444
                                      Telecopier:  (312) 372-3445
                                      Telex/Answerback:  190063/AGRICO UT


                                      DEUTSCHE BANK AG, NEW YORK AND/OR
                                      CAYMAN ISLANDS BRANCHES


                                      By:
                                            (Signature)

                                      Name:
                                      Title:


                                      By:
                                            (Signature)

                                      Name:
                                      Title:

                                      Address for Notices:

                                      31 West 52nd Street
                                      New York, NY  10019
                                      Attention:  Christopher
                                                    de Chabert

                                      Telephone:  (212) 474-8667
                                      Telecopier:  (212) 474-8108


                                      DRESDNER BANK AG, NEW YORK AND GRAND
                                      CAYMAN BRANCHES


                                      By:
                                            (Signature)

                                      Name:
                                      Title:













                                      Address for Notices:

                                      Corporate Banking
                                      75 Wall Street
                                      New York, NY  10005-2889
                                      Attention:  Robert Grella
                                                  Vice President

                                      Telephone:  (212) 574-0252
                                      Telecopier:  (212) 574-0130
                                      Telex:  824-151 or 421-750


                                      FIRST HAWAIIAN BANK


                                      By:
                                            (Signature)

                                      Name:
                                      Title:

                                      Address for Notices:

                                      Corporate Banking Division
                                      1132 Bishop Street, 19th Floor
                                      Honolulu, HI  96813
                                      Attention:  Robert M. Wheeler, III
                                                  Vice President

                                      Telephone:  (808) 525-6367
                                      Telecopier:  (808) 525-6372
                                      Telex/Answerback:  7238329/FRST HR


                                      FIRST INTERSTATE BANK OF CALIFORNIA


                                      By:
                                            (Signature)

                                      Name:
                                      Title:

                                      Address for Notices:

                                      707 Wilshire, W-16
                                      Los Angeles, CA  90017
                                      Attention:  Patrick McCormick

                                      Telephone:  (213) 614-4933
                                      Telecopier:  (213) 614-2569









                                      HARRIS TRUST AND SAVINGS BANK


                                      By:
                                            (Signature)

                                      Name:
                                      Title:

                                      Address for Notices:

                                      111 W. Monroe
                                      Chicago, IL  60690
                                      Attention:  Patrick A. Horne

                                      Telephone:  (312) 461-7514
                                      Telecopier:  (312) 765-8353


                                      LLOYDS BANK PLC


                                      By:
                                            (Signature)

                                      Name:
                                      Title:

                                      Address for Notices:

                                      199 Water Street
                                      New York, NY  10038
                                      Attention:  Windsor Davies
                                                  Vice President and
                                                  Manager or
                                                  Anastasia
                                                  Micklethwaite
                                                  Executive Officer

                                      Telephone:  (212) 607-4970/4949
                                      Telecopier: (212) 607-4999/4683


                                      MERIDIAN BANK


                                      By:
                                            (Signature)

                                      Name:
                                      Title:










                                      Address for Notices:

                                      1650 Market Street, Suite 3600
                                      One Liberty Place
                                      Philadelphia, PA  19103
                                      Attention:  Mr. John Fessick OL3620

                                      Telephone:  (215) 854-3136
                                      Telecopier:  (215) 854-3774


                                      MORGAN GUARANTY TRUST COMPANY OF NEW
                                      YORK


                                      By:
                                            (Signature)

                                      Name:
                                      Title:

                                      Address for Notices:

                                      60 Wall Street
                                      New York, NY  10260-0060
                                      Attention:  Richard J. Herder
                                                  Vice President

                                      Telephone:  (212) 648-6790
                                      Telecopier:  (212)648-5548/5249
                                      Telex:  177615/MGT UT or
                                              620106/MGT UW


                                      UNION BANK


                                      By:
                                            (Signature)

                                      Name:
                                      Title:

                                      Address for Notices:

                                      350 California Street
                                      11th Floor
                                      San Francisco, CA  94104
                                      Attention:  Rick Hanson

                                      Telephone:  (415) 705-7062
                                      Telecopier:  (415) 705-7037
                                      Telex:  188316








                                      BANK OF AMERICA ILLINOIS


                                      By:
                                            (Signature)

                                      Name:
                                      Title:

                                      Address for Notices:

                                      231 South LaSalle Street
                                      Mail Code #1030
                                      Chicago, Illinois 60697
                                      Attention:  Sharon Ephraim

                                      Telephone:  (312) 828-3338
                                      Telecopier:  (312) 828-1997


                                      THE BANK OF CALIFORNIA, N.A.


                                      By:
                                            (Signature)

                                      Name:
                                      Title:

                                      Address for Notices:

                                      400 California Street
                                      17th Floor
                                      San Francisco, CA  94104
                                      Attention:  Alison A. Mason

                                      Telephone:  (415) 765-2781
                                      Telecopier:  (415) 765-3146


                                      CREDIT SUISSE


                                      By:
                                            (Signature)

                                      Name:
                                      Title:

                                      Address for Notices:

                                      12 E. 49th Street
                                      New York, NY  10017
                                      Attention:  Elizabeth Lee







                                      Telephone:  (212) 238-5304
                                      Telecopier:  (212) 238-5074
                                      Telex:  420-149


                                      THE DAI-ICHI KANGYO BANK, LTD.,
                                      NEW YORK BRANCH


                                      By:
                                            (Signature)

                                      Name:
                                      Title:

                                      Address for Notices:

                                      One World Trade Center
                                      48th Floor
                                      New York, NY  10048
                                      Attention:  Ms. Stephanie
                                                    Rogers

                                      Telephone:  (212) 432-6648
                                      Telecopier:  (212) 488-8955


                                      THE FIRST NATIONAL BANK OF MARYLAND


                                      By:
                                            (Signature)

                                      Name:
                                      Title:

                                      Address for Notices:

                                      Mail Code:  101-745
                                      National Division
                                      25 S. Charles Street, 18th Floor
                                      P.O. Box 1596
                                      Baltimore, MD  21203
                                      Attention:  Mary Beth Eikenberg

                                      Telephone:  (410) 244-4203
                                      Telecopier:  (410) 244-4294














                                      LASALLE NATIONAL BANK


                                      By:
                                            (Signature)

                                      Name:
                                      Title:

                                      Address for Notices:

                                      120 South LaSalle Street
                                      Suite 415
                                      Chicago, IL  60603
                                      Attention:  John R. Swift
                                                  Sr. Vice President
                                           or     David C. Schmidt
                                                  Commercial Lending
                                                  Officer

                                      Telephone:  (312) 904-7460/7632
                                      Telecopier:  (312) 904-6382
                                      Telex:  190393


                                      THE NORTHERN TRUST COMPANY


                                      By:
                                            (Signature)

                                      Name:
                                      Title:

                                      Address for Notices:

                                      50 S. LaSalle Street
                                      Chicago, IL  60675
                                      Attention:  David L. Love

                                      Telephone:  (312) 630-1885
                                      Telecopier:  (312) 444-3508


                                      UNION BANK OF SWITZERLAND


                                      By:
                                            (Signature)

                                      Name:
                                      Title:









                                      Address for Notices:

                                      299 Park Avenue, 41st Floor
                                      New York, NY  10171
                                      Attention:  Robert J. Verna
                                                  Vice President

                                      Telephone:  (212) 821-3570
                                      Telecopier:  (212) 821-4541
                                      Telex:  620317/UBS


                                      WESTDEUTSCHE LANDESBANK
                                      GIROZENTRALE, NEW YORK AND CAYMAN
                                      ISLANDS BRANCHES


                                      By:
                                            (Signature)

                                      Name:
                                      Title:


                                      By:
                                            (Signature)

                                      Name:
                                      Title:

                                      Address for Notices:

                                      1211 Avenue of the Americas
                                      New York, NY  10036
                                      Attention:  Lillian Tung Lum
                                                  Vice President

                                      Telephone:  (212) 852-6046
                                      Telecopier:  (212) 852-6140


                                      THE YASUDA TRUST & BANKING COMPANY,
                                      LIMITED


                                      By:
                                            (Signature)

                                      Name:
                                      Title:











                                      Address for Notices:

                                      666 Fifth Avenue, Suite 801
                                      New York, NY  10103
                                      Attention:  Gerald Gill
                                                  Vice President

                                      Telephone:  (212) 373-5721
                                      Telecopier:  (212) 373-5796
                                      Telex:  232941/YTBC UR















































                                                       Exhibit A to
                                                Revolving Credit Agreement


                                   ADVANTA CORP.
                                  Promissory Note

        $                                  Pittsburgh, Pennsylvania
                                           May 4, 1995


                  FOR VALUE RECEIVED, the undersigned ADVANTA CORP., a Delaware corporation (the "Company"), hereby promises to pay to
        the order of                  (the "Bank"), on or before the
        Expiration Date, and at such earlier dates as may be required by the Agreement (as defined below), the lesser of (i) the principal
        sum of              Dollars ($                ) or (ii) the
        aggregate unpaid principal amount of all Loans made by the Bank to the Company from time to time pursuant to the Agreement. The Company further promises to pay to the order of the Bank interest on the unpaid principal amount hereof from time to time outstanding at the rate or rates per annum determined pursuant to
        Section 2.07 of, or as otherwise provided in, the Agreement, payable on the dates set forth in Section 2.09 of, or as otherwise provided in, the Agreement.

                  This Promissory Note is one of the Notes referred to in the Revolving Credit Agreement dated as of May 4, 1995, among the Company and Advanta National Bank, as Borrowers, the Banks parties thereto from time to time and Mellon Bank, N.A., as Agent for the Banks (as the same may from time to time be amended, modified or supplemented, the "Agreement"), which Agreement, among other things, contains provisions for prepayments on account of principal hereof prior to the maturity hereof and also for acceleration of the maturity hereof upon the happening of certain stated events, upon the terms and conditions therein specified. Terms defined in the Agreement shall have the same meanings herein.

                  The Company hereby expressly waives presentment, demand, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note and the Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue.

                  This Promissory Note shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania.

                                           ADVANTA CORP.


                                           By:
                                                 (Signature)

                                           Name:
                                           Title:




                                                       Exhibit B to
                                                Revolving Credit Agreement


                               ADVANTA NATIONAL BANK
                                  Promissory Note

        $                                  Pittsburgh, Pennsylvania
                                           May 4, 1995


                  FOR VALUE RECEIVED, the undersigned ADVANTA NATIONAL BANK, a national banking association ("ANB"), hereby promises to
        pay to the order of                  (the "Bank"), on or before
        the Expiration Date, and at such earlier dates as may be required by the Agreement (as defined below), the lesser of (i) the
        principal sum of              Dollars ($                ) or
        (ii) the aggregate unpaid principal amount of all Loans made by the Bank to ANB from time to time pursuant to the Agreement. ANB further promises to pay to the order of the Bank interest on the unpaid principal amount hereof from time to time outstanding at the rate or rates per annum determined pursuant to Section 2.07 of, or as otherwise provided in, the Agreement, payable on the dates set forth in Section 2.09 of, or as otherwise provided in, the Agreement.

                  This Promissory Note is one of the Notes referred to in the Revolving Credit Agreement dated as of May 4, 1995, among Advanta Corp. and ANB, as Borrowers, the Banks parties thereto from time to time and Mellon Bank, N.A., as Agent for the Banks (as the same may from time to time be amended, modified or supplemented, the "Agreement"), which Agreement, among other things, contains provisions for prepayments on account of principal hereof prior to the maturity hereof and also for acceleration of the maturity hereof upon the happening of certain stated events, upon the terms and conditions therein specified. Terms defined in the Agreement shall have the same meanings herein.

                  This Promissory Note is secured by and is entitled to the benefits of the Guaranty Agreement of Advanta Corp. referred to in the Agreement.

                  ANB hereby expressly waives presentment, demand, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note and the Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue.

















                  This Promissory Note shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania.

                                           ADVANTA NATIONAL BANK


                                           By:
                                                 (Signature)

                                           Name:
                                           Title:













































                                                       Exhibit C to
                                                Revolving Credit Agreement


                               Form of LOAN Request



        Mellon Bank, N.A., as
           Agent for the Banks Parties
           to the Credit Agreement
        One Mellon Bank Center, Room 151-0350
        Pittsburgh, PA 15258

        Attention:  Henry J. Voorhees, Vice President

        Ladies & Gentlemen:

                  The undersigned refers to the Revolving Credit Agreement dated as of May 4, 1995 (the "Credit Agreement") (Terms defined in the Credit Agreement are used herein as therein defined), among Advanta Corp. and Advanta National Bank, as Borrowers, certain Banks parties thereto, and Mellon Bank, N.A. as Agent for said Banks and hereby gives you notice, pursuant to Section 2.04 of the Credit Agreement, irrevocably, that the undersigned hereby requests a Set of Loans under the Credit Agreement (the "Proposed Borrowing"), and in connection therewith sets forth the following information relating to such Set of Loans as required by Section
        2.04 of the Credit Agreement:

                  (i)  The Business Day on which the Proposed Borrowing is
             to be made is               , 199 ;

                  (ii) The Interest Rate Option applicable to the Proposed Borrowing is the [Base Rate Option] [Euro-Rate Option];

                  (iii)  The aggregate principal amount of the Proposed
             Borrowing is $            ;

                  (iv)  The Interest Period to apply to the Proposed
             Borrowing is [        days] [   months].

                                           Very truly yours,

                                           [NAME OF BORROWER]


                                           By:
                                                 (Signature)

                                           Name:

                                           Title:






                                       C-1